Exhibit 10.5

Execution Copy

MASTER SERVICES AGREEMENT

between

ONCOR ELECTRIC DELIVERY COMPANY LLC

and

INFRASTRUX GROUP, INC.

June 12, 2008

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Copy

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Master Agreement”) is entered into effective June 12, 2008 (the “Master Effective Date”) by and between Oncor Electric Delivery Company LLC, a Delaware limited liability company, having its principal place of business at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (“Oncor”), and InfrastruX Group, Inc., a Washington corporation, having its principal place of business at 600 University Street, Suite 600, Seattle, Washington 98101 (“Contractor”). For and in consideration of the agreements set forth below, Oncor and Contractor agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01 Definitions.

The terms used with initial capital letters in this Agreement shall have the meanings ascribed to them in this Master Agreement (including Schedule A) or the applicable Work Request.

Section 1.02 References.

The defined terms include the plural as well as the singular and the derivatives of such terms. The Schedules to this Master Agreement are hereby incorporated into and deemed part of this Master Agreement and all references to this Master Agreement shall include the Schedules to this Master Agreement. The attachments to a Work Request are hereby incorporated into and deemed part of that Work Request and all references to that Work Request shall include the attachments to that Work Request. Unless otherwise expressly stated, Article, Section, subsection and Schedule references refer to articles, sections and subsections of, and schedules to, this Master Agreement. Unless otherwise expressly stated, references to specific Schedules include all subsidiary schedules, attachments and annexes thereto. The words “include” and “including” shall not be construed as terms of limitation. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. The words “expense” and “expenses” mean any costs or expenses. As stated in Section 23.03, the words “notice” and “notification” and their derivatives shall mean notice or notification in writing. References to any Law shall be to such Law in changed or amended form or to a newly adopted Law replacing a prior Law. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

Section 1.03 Interpretation of Documents.

Except as otherwise expressly set forth in this Master Agreement or in any Work Request, (a) in the event of a conflict between the provisions in Article I through and including Article XXIII and the Schedules, the provisions in Article I through and including Article XXIII shall prevail, (b) in the event of a conflict between this Master Agreement and any Work Request, including any attachments to the Work Request, the terms of this Master Agreement

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shall prevail (unless the Work Request expressly and specifically modifies or excludes any such terms in respect of the Services which are the subject of such Work Request) and (c) in the event of a conflict between a Work Request and any attachments to the Work Request, the terms of the Work Request shall prevail.

ARTICLE II

TERM, [*****]

Section 2.01 Master Agreement.

The term of this Master Agreement shall commence on the Master Effective Date and continue until 23:59 (Central time) on the Master Expiration Date, unless this Master Agreement is otherwise extended or renewed pursuant to Section 2.02 or terminated earlier in accordance with its terms (the “Initial Master Term”). If the Agreement Date does not occur on or prior to August 15, 2008, then unless otherwise agreed by the Parties, this Agreement shall automatically terminate as of August 15, 2008, without the need for any notice to be provided by either Party. If this Agreement terminates pursuant to the immediately preceding sentence, then neither Party shall have any continuing rights or obligations hereunder, and this Agreement shall be deemed void ab initio.

Section 2.02 Renewals and Extensions.

Oncor shall notify Contractor at least one-hundred eighty (180) days prior to the Master Expiration Date if Oncor wishes to renew this Master Agreement and any or all then current Work Requests. If Oncor notifies Contractor that it does not desire to renew this Master Agreement, then this Agreement shall terminate on the Master Expiration Date. If Oncor fails to provide Contractor with any notice regarding renewal, or provides Contractor with notice that Oncor desires to renew this Master Agreement and the Parties have not agreed on the terms and conditions applicable to the renewal of this Master Agreement at least one-hundred eighty (180) days prior to the Master Expiration Date, then the term of this Master Agreement shall extend for an additional twelve (12) month period (the “Extension Period”) following the Master Expiration Date, at the terms and conditions (including Fees) in effect as of the Master Expiration Date. If during the Extension Period the Parties are unable to reach agreement on the terms and conditions (including Fees) applicable to a renewal of this Master Agreement, this Agreement shall terminate at 23:59 (Central time) on the last day of the Extension Period.

Section 2.03 Work Requests.

The term of a Work Request shall commence on its Work Request Effective Date and continue until 23:59 (Central time) on such date that is one (1) year following its Work Request Effective Date, unless otherwise set forth in such Work Request or terminated earlier pursuant to this Master Agreement or such Work Request (the “Initial Work Request Term”). The term of a Work Request may be extended by Oncor for successive one (1) year terms (each, a “Renewal Work Request Term”) on the terms and conditions (including Fees) then in effect for such Work Request if Oncor notifies Contractor at least thirty (30) days prior to the end of such Work Request’s Initial Work Request Term or its then current Renewal Work Request Term, as

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applicable, that Oncor desires to renew such Work Request. In no event shall the term of any Work Request exceed the Master Term.

Section 2.04 [*****].

Section 2.05 [*****].

Section 2.06 Partial Year Calculations.

If this Agreement is terminated effective as of any date other than December 31 of a year, then notwithstanding anything to the contrary in Section 2.04 or Section 2.05: (a) promptly following the termination date the Parties shall perform the calculations described in Section 2.04 and Section 2.05; (b) such calculations and the applicable time periods used for purposes of performing such calculations shall be proportionately adjusted for the shorter period, and the amounts used for purposes of performing such calculations shall be, to the extent applicable, prorated on a linear basis based on the termination date [*****]; and (c) any amounts owed by a Party to the other Party as a result of such calculations shall be determined and paid within ninety (90) days after the termination date.

ARTICLE III

SERVICES

Section 3.01 Bids for Services.

Following the Agreement Date, Oncor may, but shall have no obligation to (except to the extent that Section 2.04(c) or Section 2.04(d) expressly provide otherwise), invite Contractor to provide services to Oncor that are specified by Oncor (collectively, “Proposed Services”). Contractor shall promptly, but in no event later than the applicable deadline specified by Oncor, after receipt of a request for proposal by Oncor regarding such Proposed Services, provide Oncor with a written proposal which shall include:

(a) a description of the functions and responsibilities Contractor anticipates performing in connection with such Proposed Services;

(b) Contractor’s agreement to Oncor’s timeframe for providing and completing such Proposed Services, or an alternative schedule for providing and completing such Proposed Services;

(c) A firm estimate of the Fees payable by Oncor for the Proposed Services, subject to Section 15.08;

(d) the resources necessary to provide the applicable Proposed Services; and

(e) such other information requested by Oncor.

In lieu of requesting a proposal from Contractor for Proposed Services, Oncor may

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submit to Contractor a proposed Work Request for any Proposed Services. If Contractor is selected by Oncor as the service provider to provide any Proposed Services to Oncor, then following the Agreement Date, Oncor and Contractor shall execute a Work Request therefor. Unless otherwise agreed by the Parties, Contractor shall not commence, and Oncor shall not be liable for any Fees in connection with, any Services unless and until the Parties have executed a Work Request in respect thereof; provided, however, that at Oncor’s sole discretion, Services may be authorized by the Oncor Contract Manager or the applicable Oncor Contract Coordinator, but must be promptly confirmed by an executed Work Request. No Work Request shall become effective until it has been executed by authorized representatives of the Parties; provided, however, that a Work Request shall be deemed executed by an authorized representative of Contractor if (i) Contractor does not notify Oncor that Contractor rejects the Work Request within five (5) business days following the date of delivery thereof by Oncor to Contractor or (ii) Contractor commences the performance of the Services covered by the Work Request in any significant respect. When executed by an authorized representative of Oncor (and executed or deemed executed by Contractor as aforesaid), each Work Request shall be deemed incorporated into and made a part of this Agreement without the need for any further action by the Parties. Contractor agrees to consider all Work Requests in good faith, it being acknowledged, however, that without limiting any other good faith reason why Contractor may reject a Work Request, Contractor shall not be deemed to have acted in bad faith in rejecting any new Work Request(s) if Contractor’s basis therefor is Contractor’s assertion that Contractor reasonably and in good faith believes it is entitled to a change to such Work Request(s) or to this Agreement (through the Change Control Procedures) as a condition to performing such Work Request(s) and Oncor has failed to agree to such change. Any Work Requests rejected by Contractor shall only be rejected by the Contractor Contract Manager.

Section 3.02 Services.

(a) Following the Agreement Date [*****], Contractor shall provide to Oncor and, as directed by Oncor, to Eligible Recipients, all of the following (as they may evolve or be supplemented, enhanced, modified or replaced, in each case in accordance with this Agreement) for the Fees set forth on Schedule C:

(i) the services, functions, obligations, responsibilities and deliverables described in the applicable Work Request (collectively, the “Field Services”);

(ii) the services, functions, obligations, responsibilities and deliverables described in this Master Agreement [*****] (collectively, the “Other Services”); and

(iii) any services, functions, obligations, responsibilities and deliverables not specifically described in the applicable Work Request or this Master Agreement, but which are an inherent, necessary or customary part of the Field Services or Other Services, or are required as part of the proper provision of the Field Services or Other Services (the “Inherent Services” and, together with the Field Services and Other Services, the “Services”).

(b) Contractor shall provide Services beginning on the applicable Work Request Commencement Date or such other date(s) as set forth in the applicable Work Request or the

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applicable Oncor Policies and Standards, and shall continue thereafter to provide Services for the period of time set forth in the applicable Work Request or as otherwise designated by Oncor (including during any Termination Assistance Period, as applicable). In the event of a conflict between the Work Request Commencement Date or such other date(s) set forth in a Work Request and those contained in the Oncor Policies and Standards, the Work Request Commencement Date or such other date(s) set forth in the Work Request shall prevail. Contractor shall Complete Services on or before their applicable due date(s) set forth in the applicable Work Request or the applicable Oncor Policies and Standards, or such other due date(s) designated by Oncor in writing. Contractor shall actively monitor the Services against applicable due dates. If Contractor knows or has reason to know that any such due date in respect of any material Services shall not be met, Contractor shall promptly notify Oncor of the same, regardless of the reason for or cause of the delay. In the event of a conflict between or among the due date(s) set forth in a Work Request, those contained in the Oncor Policies and Standards and any due date(s) designated by Oncor in writing, (i) the due date(s) set forth in the Work Request shall prevail over those contained in the Oncor Policies and Standards and (ii) the due date(s) designated by Oncor in writing shall prevail over the due date(s) set forth in the Work Request [*****].

(c) Contractor shall coordinate all mobilization, crew assignment and availability, and demobilization activities with the applicable Oncor Contract Coordinator.

(d) Except as otherwise provided in this Agreement, Contractor shall be responsible for providing, at Contractor’s expense, the Materials (excluding Components), Equipment, Vehicles and other resources necessary to provide the Services (including maintenance therefor and all corrections, improvements, enhancements, modifications, upgrades, releases and replacements thereof). Except as otherwise agreed by the Parties, Contractor shall not be responsible for providing Components.

(e) Contractor shall be responsible for the Services in accordance with this Agreement even if, by written agreement of the Parties, such Services are actually provided by or dependent upon services provided by Contractor Agents.

(f) The Parties anticipate that the Services shall evolve and be supplemented, modified, enhanced or replaced over time to keep pace with advancements and improvements in the technology and methods of delivering services that are similar to the Services. These changes shall modify the Services and shall be deemed part of the Services.

(g) Contractor acknowledges that its provision of the Services shall require significant cooperation with third parties, and Contractor shall, at Contractor’s expense, fully cooperate and work in good faith with third parties as described in this Agreement and to the extent requested by Oncor. Without limiting the immediately preceding sentence, Contractor shall cooperate with and shall not delay, impede or otherwise impair the work of third parties at any Work Site. Oncor reserves the right to coordinate the provision of the Services with work performed by third parties at any Work Site. [*****].

(h) Notwithstanding any other provision of this Agreement, the Parties do not intend for Contractor to control or operate the Electrical System or Utility Facilities, it being

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acknowledged and agreed that Oncor shall retain all control and operation of the Electrical System and Utility Facilities in accordance with all applicable Laws.

(i) Contractor shall not provide in the State of Texas to any third party (including any Affiliate of Contractor) any product or service that would cause Contractor to be a “competitive affiliate” of Oncor, as that term is defined in Section 25.272 of the Texas Administrative Code.

(j) [*****].

Section 3.03 Transition Services.

(a) Contractor shall provide all services, functions, responsibilities and deliverables to transition Services from Oncor or Oncor’s designee(s) to Contractor (the “Transition Services”). Contractor shall provide the Transition Services in a manner designed to minimize any adverse impact on Oncor’s business and operations. With respect to Transition Services provided in respect of a Work Request, Contractor shall begin providing such Transition Services no later than the applicable Work Request Effective Date, and if Contractor has not completed providing such Transition Services on or before the applicable Work Request Commencement Date, Oncor may terminate such Work Request as of a date specified by Oncor in a termination notice to Contractor.

(b) Transition Services shall be conducted in accordance with detailed written plans (each, a “Transition Plan”) which shall include: (i) a description of the Transition Services; (ii) the start and end date of the Transition Services (the “Transition Period”); (iii) a description of the methods and procedures, personnel (including Key Personnel) and organization that Contractor shall use to provide the Transition Services; (iv) a schedule of transition activities; (v) a detailed description of the respective roles and responsibilities of Oncor and Contractor; (vi) the Fees payable by Oncor to Contractor for providing the Transition Services, if any; (vii) any Service Levels applicable to the Transition Period; and (viii) such other information and planning as is necessary to ensure that the transition takes place on schedule and in a manner designed to minimize any adverse impact on Oncor’s business and operations. The Parties shall jointly prepare, revise and finalize each Transition Plan in accordance with Oncor’s timeframe and requirements; provided that each Transition Plan is subject to approval by Oncor.

Section 3.04 Emergency Services.

Contractor acknowledges that the timely and complete performance under this Agreement shall play a crucial role in Oncor’s customer service commitments, and that Contractor’s business operations relative to this Agreement be resilient and capable of withstanding the effects of disruptions in order to maintain Oncor’s customers’ trust and confidence in Oncor’s ability to provide services in the face of disruptive events. Accordingly, in connection with (a) acts of sabotage, (b) failure of Equipment, (c) damage to the Electrical System or Utility Facilities caused by a Vehicle or aircraft, (d) fire, rain, snow, ice, wind, heat or other adverse weather conditions or (e) Force Majeure Events (collectively, the “Emergency Events”), Oncor may activate the applicable System Emergency Restoration Plan(s) and Contractor shall provide the applicable Emergency Services requested by Oncor. Contractor shall assist Oncor and Oncor Agents, at Oncor’s request, in periodically updating and testing

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each System Emergency Restoration Plan. Contractor shall not provide to any third party any Emergency Services, or any services that are the same as or similar to any Emergency Services, using Contractor Resources or Contractor Staff without Oncor’s prior consent.

Section 3.05 [*****].

Section 3.06 Managed Contracts.

(a) Beginning during the applicable Transition Period, but no later than the applicable Work Request Commencement Date, and thereafter throughout the Master Term, Contractor shall manage and administer the Managed Contracts. Contractor shall provide Oncor with reasonable notice of any renewal, termination or cancellation dates and fees with respect to the Managed Contracts. Contractor shall not renew, modify, terminate or cancel, or request or grant any consents or waivers under, any Managed Contract without the prior approval of Oncor. [*****].

(b) Oncor hereby appoints Contractor as its limited agent during the Master Term solely for purposes of performing its obligations under this Agreement in respect of the Managed Contracts. Oncor shall provide such affirmation of Contractor’s authority to the third parties to such Managed Contracts as Contractor may reasonably request.

(c) Contractor shall timely [*****].

(d) Each Party shall promptly notify the other Party of any breach of, or misuse or fraud in connection with, any Managed Contract of which such Party becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

Section 3.07 Vendors.

(a) To the extent Contractor provides any Components, Contractor shall purchase certain of such Components (“Direct Source Components”) from vendors that are pre-approved by Oncor (each, an “Approved Vendor”), in each case as notified by Oncor. Oncor shall use commercially reasonable efforts to assist Contractor in managing the Approved Vendors. If at any time, Contractor is unable to source a Direct Source Component from the applicable Approved Vendor, it shall be entitled to source such Component from either itself or an alternative vendor with the prior consent of Oncor, provided that such Direct Source Component conforms to its applicable Specifications and the terms and conditions of this Agreement.

(b) To the extent Contractor provides any Components, Contractor may source Components that do not constitute Direct Source Components (“Open Source Components”) from itself or any third party, provided that such Open Source Components conform to their applicable Specifications and the terms and conditions of this Agreement.

(c) At any time upon reasonable prior notice to Contractor, Oncor may, in its sole discretion, (i) add or remove any Direct Source Component, or re-designate any Direct Source Component as an Open Source Component, (ii) add or remove any Open Source Component, or re-designate any Open Source Component as a Direct Source Component and (iii) add or remove any third party as an Approved Vendor. Oncor shall [*****].

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(d) The Out-of-Pocket Expenses payable by Contractor for Components shall be invoiced by Contractor and payable by Oncor on a Pass-Through Expense basis; provided, however, that the Fixed Prices and Unit Prices for Units that include Components in their descriptions include all expenses for Components that are acquired or otherwise obtained by Contractor in connection with the Services to which such Fixed Prices or Unit Prices apply, and such expenses shall not be separately charged to or payable by Oncor.

(e) Oncor shall give Contractor an opportunity to be included as an Approved Vendor for Components that Contractor can supply, and if Contractor is competitive with other suppliers with respect to commercially reasonable criteria for acceptance established by Oncor, Contractor shall be included as an Approved Vendor. If Contractor is an Approved Vendor and its prices and quality are competitive with other vendors, Oncor shall raise no objection to Contractor sourcing Components from itself, provided that such Components conform to their applicable Specifications and the terms and conditions of this Agreement.

(f) Promptly upon Oncor’s request, Contractor shall provide a report to Oncor that identifies the vendors (including Approved Vendors) from which Contractor procured Components during the prior month, if applicable, including respective purchased quantities.

(g) Except as expressly agreed in a specific Work Request, and notwithstanding any other provision of this Agreement, Contractor [*****].

Section 3.08 Additional Recipients of Services.

(a) Oncor reserves the right to designate Eligible Recipients to receive Services under this Agreement. Oncor shall not be obligated to obtain any Services from Contractor with respect to any Eligible Recipient. The Change Control Procedures shall govern the pricing of Contractor’s incremental effort, if any, to provide Services to additional Eligible Recipients.

(b) To the extent an Eligible Recipient is, or was at any time receiving Services from Contractor hereunder, (i) references to Oncor shall include such Eligible Recipient and (ii) references to Services being provided for, or received by, Oncor shall include the provision of such Services for, and the receipt of such Services by, such Eligible Recipient. Notwithstanding any other provision of this Agreement, (1) Eligible Recipients are neither authorized to direct or instruct Contractor nor to act for or on behalf of Oncor (including by providing notices, approvals, consents, waivers or the like), in each case unless the Oncor Contract Manager has expressly notified Contractor that an Eligible Recipient is so authorized and (2) in all circumstances under this Agreement, Oncor will be Contractor’s sole point of contact regarding the Services and payment of the Fees.

Section 3.09 Insourcing and Resourcing.

Oncor may, at any time and in its sole discretion, provide to itself or obtain from a third party all, or any portion, of the Services. If Oncor decides to provide to itself or obtain from a third party all, or any portion, of the Services, the Fees shall [*****]. The exercise of any rights by Oncor under this Section to provide to itself or obtain from a third party any Services shall [*****].

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Section 3.10 Non-Exclusive and Not Requirements Contract.

Except to the extent that Section 2.04(c) or Section 2.04(d) expressly provide otherwise, and notwithstanding any other provision of this Agreement, Contractor acknowledges and agrees that (a) this is not a requirements contract and neither Oncor, nor any Eligible Recipient, shall be required to obtain its requirements for any of the Services from Contractor and (b) Contractor is not the exclusive provider to Oncor of any of the Services and Oncor may at any time itself and/or through any third party provide and/or obtain any services (including services to supplement, replace or render unnecessary any Services).

Section 3.11 Policies and Standards.

Contractor shall provide the Services and perform its other obligations under this Agreement in compliance at all times with the applicable Oncor Policies and Standards, as the same may be modified by Oncor. No such modification shall apply to Contractor or the Services until Oncor has provided Contractor notice thereof, and no such modification may have the effect of modifying any material provision of this Agreement unless otherwise agreed by the Parties in writing. The Change Control Procedures shall govern the pricing of Contractor’s incremental effort, if any, to provide Services in accordance with any such modifications that materially impact Contractor’s provision of the Services. Oncor shall have final authority to grant waivers from Oncor Policies and Standards. Contractor shall (a) comply with and enforce Oncor Policies and Standards, (b) modify the Services to conform to modifications in Oncor Policies and Standards and (c) obtain the prior approval from Oncor for any deviations from Oncor Policies and Standards. In addition, if and to the extent applicable, in connection with Contractor’s observing and complying with those Oncor Policies and Standards related to Oncor’s obligation to comply with Affiliate Standards of Conduct requirements under applicable Law, including those contained in Public Utility Commission of Texas’ Substantive Rules 25.84, 25.272 and 25.273 (“Affiliate Standards”), Contractor shall develop and timely implement a plan approved by Oncor to assist Oncor in complying with the applicable Affiliate Standards. The plan shall, at a minimum, include the following elements: management oversight and responsibility, procedures and rules, employee training and communications, response to employee questions and concerns, monitoring, auditing, evaluating compliance, enforcement and discipline, response to alleged violations, complaints, requests for information and documentation of compliance efforts. The plan procedures and rules shall, among other things, implement safeguards that: protect the confidentiality of Oncor’s customer information, including protecting against improper disclosure to Oncor’s Affiliates; protect Oncor’s Confidential Information from improper disclosure to Oncor’s Affiliates; and ensure that all charges are properly allocated among Oncor and Oncor’s Affiliates. Contractor shall timely report to Oncor any alleged Affiliate Standards violation and shall cooperate in investigating and responding to an alleged Affiliate Standards violation.

Section 3.12 Additional Work or Reprioritization.

(a) Oncor may, in its sole discretion and at any time upon reasonable prior notice to Contractor, identify new or additional work activities to be performed by Contractor or reprioritize, reset, delay or suspend the schedule for work activities then being performed, or to be performed, by Contractor, in each case under then existing Work Requests. Such

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modifications shall be performed by Contractor as part of the Services. Contractor shall use commercially reasonable efforts to implement and perform such modifications without impacting the established schedule for providing and completing any Services. If it is not possible to avoid such an impact, Contractor shall promptly notify Oncor of the anticipated impact and obtain Oncor’s consent prior to implementing the applicable modification. Oncor, in its sole discretion, may forego or delay such modifications or temporarily adjust the work to be performed by Contractor, the schedules associated therewith or the Service Levels to permit Contractor’s implementation and performance of such modifications. If any modification made by Oncor pursuant to this Section increases Contractor’s expenses of performing the affected Service and there is no Fee or charging methodology by which Contractor is compensated for such modification, then the Parties shall [*****] the Fees that are payable for such Service under the applicable Work Request based upon [*****].

(b) If and to the extent that Oncor notifies Contractor that Oncor wishes to delay or suspend any schedule for work activities being performed, or to be performed, by Contractor as contemplated by the immediately preceding subsection, upon receipt of such notice Contractor shall (unless such notice requires otherwise):

(i) Immediately discontinue Services on the date and to the extent specified in such notice;

(ii) Place no further orders or subcontracts for Materials, Equipment, Vehicles and other resources with respect to the suspended Services, except as otherwise specified in such notice;

(iii) Promptly make every commercially reasonable effort to obtain suspension upon terms satisfactory to Oncor of all orders, subcontracts and rental agreements to the extent they relate to the suspended Services; and

(iv) Continue to protect and maintain the Work Product, including those portions on which Services have been suspended.

When Oncor, in its sole discretion, deems it appropriate for Contractor to resume suspended Services, it shall provide Contractor with notice to do so. Upon receipt of such notice, Contractor shall immediately resume providing such suspended Services to the extent required in such notice.

Section 3.13 Changes in Law.

(a) The Parties shall cooperate in interpreting Laws and identifying the impact of Laws on the Services; provided that with respect to those Laws applicable to the businesses and operations of Oncor or the functions and deliverables comprising the Services, Oncor shall retain the right, in its reasonable discretion, to interpret and determine the impact of such Laws on the Services.

(b) Contractor shall perform its obligations under this Agreement regardless of any new Law or changes in Laws. [*****] if, after considering the impact of such new Law or

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change in Laws in accordance with the Change Control Procedures, the Parties are unable to agree on any change to the Services or the Fees resulting from a new Law or change in Laws, (i) Oncor may terminate the affected Service(s), Service Area(s) or Work Request(s) as of a date specified by Oncor in a termination notice to Contractor [*****]. The Parties shall cooperate to mitigate any additional expenses resulting from any new Law or changes in Laws.

Section 3.14 Reports.

Contractor shall prepare and provide to Oncor reports pertaining to the performance of Contractor’s obligations under this Agreement that are sufficient to permit Oncor to monitor and manage Contractor’s performance. The reports to be provided by Contractor shall include those reports identified in the attached Schedule H (to the extent applicable to the Services that Contractor is then providing), and Contractor shall provide such reports in accordance with the relevant form, format and frequency specified on Schedule H. Contractor shall also prepare and provide to Oncor such other reports as Oncor may reasonably request or as may be required by Governmental Authorities, in each case upon notice to Contractor, in accordance with applicable requirements and at no additional expense to Oncor.

Section 3.15 Systems Coordination.

Contractor shall ensure, at its expense, that Contractor’s systems communicate via electronic data interchange and seamlessly exchange data with Oncor’s analogous systems through portal(s) and other interface(s) that are proposed by Oncor and are reasonably acceptable to Contractor.

ARTICLE IV

ACCEPTANCE

Section 4.01 Completion of Services.

(a) Contractor shall notify Oncor, in the form and format designated by Oncor, when Contractor considers any Service Complete.

(b) Contractor shall provide as-built drawings and any other documentation reasonably required by Oncor, if applicable, to the Oncor Contract Manager within ten (10) days of Contractor’s notice of Completion, or such other time period as set forth in the applicable Work Request or the applicable Oncor Policies and Standards. As-built drawings should be of sufficient detail to clearly illustrate the Service that was Completed, to detail any changes made from the original design and to support all Fees associated with such Service.

Section 4.02 Acceptance.

(a) Upon receipt of a notice from Contractor that any particular Service is Complete, Oncor shall either accept the Services or, with respect to Non-Conforming Work Product and Non-Conforming Services, reject the Services, whether individually or collectively (as appropriate), in accordance with the applicable processes set forth in the Procedures Manual.

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Such processes also shall apply to repairs and replacements for Non-Conforming Work Product and re-performed Non-Conforming Services, to the extent provided in the Procedures Manual.

(b) Contractor shall cooperate with Oncor’s inspection and testing efforts, and provide applicable documentation that shall assist in such inspections and testing. Contractor shall provide Oncor the appropriate environment, documentation, support, and other resources to conduct such inspections and testing. Contractor acknowledges and agrees that no inspection, test, acceptance or payment shall relieve Contractor from any of its obligations under this Agreement or under applicable Law, including any liability under its representations and warranties set forth in this Agreement or which Contractor would otherwise lawfully bear even after Oncor’s inspection, testing and/or acceptance. Determinations of progress and status of the Services made for the purpose of determining partial payments of Fees shall not constitute acceptance by Oncor.

(c) Whenever any Work Product, or any portion thereof, has been Substantially Installed, Oncor may access and use such Work Product or such portion thereof. Any such use by Oncor shall not be deemed to constitute an acknowledgment by Oncor that the applicable Service is Complete or relieve Contractor from any of its obligations under this Agreement or under applicable Law. If Oncor discovers as a result of such use that such Work Product constitutes Non-Conforming Work Product, Oncor shall have the right to continue such use until such time as Oncor, in its sole discretion, deems it prudent to take such Non-Conforming Work Product out of service for Contractor to repair, replace of otherwise cure; provided that the period of such use shall not exceed twelve (12) consecutive months unless otherwise agreed by the Parties.

(d) Risk of loss for each component portion of each item of Work Product shall transfer from Contractor to Oncor when [*****].

(e) [*****].

ARTICLE V

SERVICE LOCATIONS

Section 5.01 Work Sites.

The Services shall be provided to Oncor at the Work Sites that are designated by Oncor within Oncor’s then-current service territory. The addition, deletion, replacement or relocation of any Work Site shall be subject to the express prior approval of Oncor, to be given in Oncor’s sole discretion. Contractor shall not conduct any activities not directly supporting the Services at any Work Site. The Change Control Procedures shall address Contractor’s provision of Services at [*****].

Section 5.02 Safety and Security Procedures.

Contractor shall maintain and enforce at the Work Sites safety and security procedures that are at least equal to the most stringent of the following: (a) accepted best practices and

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standards in the industry for locations similar to the Work Sites; and (b) any higher standards or processes agreed upon by the Parties or required by Governmental Authorities or applicable Law.

Section 5.03 Shared Environments.

Subject to the immediately following sentence, Contractor shall not provide the Services from any Contractor Facility that is shared with any third party. If Contractor intends to provide the Services from a Contractor Facility in which Contractor provides services to, any other party, then prior to providing any of the Services from such a Contractor Facility, Contractor shall develop a process, subject to the prior approval of Oncor, to restrict access in any such shared environment to Oncor’s Confidential Information.

Section 5.04 Use of Oncor Facilities.

(a) Contractor’s use of, and the addition, deletion, replacement or relocation of, any Oncor Facilities shall be subject to the express prior approval of Oncor, to be given in Oncor’s sole discretion. Contractor’s use of the Oncor Facilities shall be for the sole and exclusive purpose of providing the Services. Use of the Oncor Facilities by Contractor does not constitute a leasehold, license or any other property interest in favor of Contractor or any of Contractor’s customers.

(b) Contractor shall use the Oncor Facilities in a reasonably efficient manner. To the extent that Contractor operates the space in a manner that unnecessarily increases expenses incurred by Oncor or Contractor otherwise uses any Oncor Facility to provide services to customers other than Oncor, Oncor [*****].

(c) Contractor shall be responsible for any damage to the Oncor Facilities resulting from the abuse, misuse, neglect, negligence, gross negligence or breach of this Agreement by Contractor and the Contractor Staff or any other failure to comply with its obligations respecting the Oncor Facilities.

(d) Contractor shall (i) not commit waste or damage to such Oncor Facilities, (ii) not use such Oncor Facilities for any unlawful purpose or act, (iii) comply with all Laws applicable to the use of each Oncor Facility, (iv) not commit any act in violation of Oncor’s insurance policies or in breach of Oncor’s obligations under the applicable leases for each Oncor Facility and (v) adhere to and enforce all Oncor Policies and Standards applicable to each Oncor Facility (including environmental, health and safety standards, procedures for the physical security of and security at the Oncor Facilities and policies and procedures regarding connections to and use of Oncor’s systems and networks).

(e) Contractor shall be responsible for the safety and physical access of the areas at Oncor Facilities that Contractor controls and Contractor shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with the security procedures that are applicable to such Oncor Facilities.

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(f) Contractor shall permit Oncor and Oncor Agents to enter into those portions of the Oncor Facilities occupied by the Contractor Staff at any time.

(g) Contractor shall not make any improvements or changes involving structural, mechanical or electrical alterations to the Oncor Facilities without the prior approval of Oncor, such approval to be given in Oncor’s sole discretion; provided, however, that in the event Contractor does make improvements to the Oncor Facilities, such improvements shall become the property of Oncor.

(h) When the Oncor Facilities are no longer required for providing Services, Contractor shall return such Oncor Facilities to Oncor in substantially the same condition as when Contractor began using such Oncor Facilities, except for (i) ordinary wear and tear and (ii) damage that was not caused by the acts, omissions, negligence or gross negligence of Contractor or Contractor’s breach of this Agreement.

Section 5.05 Relocation of Oncor Facilities.

Oncor reserves the right, in Oncor’s sole discretion and upon prior notice to Contractor, to relocate any Oncor Facility at or from which Services are then being provided to another location; provided that, in such event, Oncor shall provide Contractor with comparable space in the new location. Oncor also reserves the right, in Oncor’s sole discretion and upon prior notice to Contractor, to direct Contractor to cease using all or any portion of the space in any Oncor Facility at or from which Services are then being provided.

Section 5.06 Use of Contractor Facilities.

From time to time upon Oncor’s request, Contractor agrees that Oncor may locate Oncor or its designee(s) personnel on-site at Contractor Facilities designated by Oncor to observe the Services and to otherwise verify Contractor’s compliance with the terms of this Agreement. While at Contractor Facilities, such Oncor personnel shall, and Oncor shall use commercially reasonable efforts to cause its designee(s) personnel to, (a) comply with the requests, standard rules and regulations of Contractor regarding safety and health provided to such personnel, and personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such Contractor Facilities and of which Oncor has been given prior notice and (b) otherwise conduct themselves in a professional and businesslike manner. Contractor shall provide to such personnel, at no charge to Oncor, the use of suitable office space, office related equipment, telephone equipment, office furnishings and fixtures at such Contractor Facilities.

Section 5.07 Use of Work Sites.

(a) Contractor shall take all reasonable precautions to prevent any accidents, injuries (including deaths) and damage to property in connection with the Services provided at each Work Site, including putting up and maintaining sufficient lights, barriers, signs, temporary passages or other protection necessary for that purpose.

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(b) Oncor does not guarantee Contractor the opportunity to have uninterrupted access to or quiet enjoyment of any Work Site. Oncor reserves the right to require Contractor to schedule the provision of the Services in such a manner as shall minimize interference with the work of any third parties at a Work Site. [*****].

(c) Contractor shall at all times keep the Work Sites free from accumulation of waste materials or rubbish in connection with the Services. Upon the completion of Services at a Work Site, Contractor shall, at its expense, remove all waste materials and rubbish from and about the Work Site. If Contractor fails to keep a Work Site clean or to clean up upon the completion of Services at a Work Site, Oncor may do so, and Contractor shall reimburse Oncor for the expenses incurred by Oncor in connection therewith, including overhead expenses.

Section 5.08 Conditions Affecting Services.

(a) Contractor shall investigate and acquaint itself with the conditions affecting the Services, including those related to the transportation, disposal, handling and storage of Materials; availability of labor, water, electric power, and roads; the uncertainties of weather, river stages, or similar physical conditions at Work Sites; the conformation and condition of the ground; and the character of Contractor Resources needed prior to and during the provision of the Services. Contractor has satisfied itself as to the character, quality, and quantity of surface and subsurface materials or obstacles to be encountered. Contractor’s failure to acquaint itself with any conditions affecting the Services or any available related information shall not relieve it from responsibility for properly estimating the difficulty or expense of successfully providing the Services.

(b) Contractor assumes full responsibility for advising Contractor Staff and any other person or entity who is or may become involved in providing the Services, and any and all other persons and entities in the vicinity of the Services, of any known hazards relating to the Services, and shall ensure that such persons and entities are advised of and fully understand the nature of such hazards and safety precautions which can be taken to eliminate or minimize the dangers relating to such hazards.

(c) For the avoidance of doubt, the provisions of this Section shall not apply to subsurface man-made materials (including subsurface materials of historical significance) or subsurface man-made hazards, in each case of which Contractor has no knowledge and that are not discoverable through reasonable diligence.

Section 5.09 Environmental Conditions.

(a) In the event that Contractor discovers any substance at a Work Site that is not the subject of the Services or has not otherwise been identified by Oncor for Contractor, which substance Contractor has reason to believe is or may be a Hazardous Material that (i) has been or may be released, dispersed, disturbed or spilled into the soil, surface water, or groundwater or in a building or structure, or (ii) consists of asbestos-containing materials, lead-based paint, batteries, thermostats, lighting equipment, or equipment containing polychlorinated biphenyls, Contractor shall immediately stop providing the affected Services and shall promptly notify Oncor of the discovery of such substance. Contractor shall not resume providing the affected

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Services until receiving authorization from Oncor to do so. Oncor shall temporarily adjust the work to be performed by Contractor that is directly affected by Contractor’s suspension of the affected Services in accordance with this subsection, the schedules associated therewith and applicable Service Levels. [*****].

(b) Contractor shall promptly notify Oncor in the event of a spill, dispersal, disturbance or release in connection with the Services of any substance which Contractor knows or has reason to believe is a Hazardous Material, whether onto the ground, into any body of water, a storm or sanitary sewer, the air or anywhere at any Work Site. Contractor shall be responsible, at its expense, for the cleanup and remediation, in consultation with Oncor, of any such spill, dispersal, disturbance or release caused by Contractor, excluding circumstances in which Oncor is obligated to indemnify Contractor under Section 19.01(g).

ARTICLE VI

SERVICE LEVELS

Section 6.01 Service Levels.

Contractor shall provide the Services so as to continually meet or exceed the Service Levels.

Section 6.02 Problem Analysis.

If Contractor provides any Service that is not in accordance with this Agreement (including any Service Level Default), Contractor shall (after restoring the Service or otherwise resolving any immediate problem related to such Service) (a) promptly investigate and report on the causes of the problem, (b) provide a root cause analysis of such failure as soon as practicable after such failure (regardless of cause or fault), (c) implement remedial action and begin complying with this Agreement as soon as practicable, (d) advise Oncor of the status of remedial efforts being undertaken with respect to such problem, (e) provide Oncor with reasonable evidence that the cause(s) of such problem have been or shall be corrected on a permanent basis and (f) take commercially reasonable actions to prevent any recurrence of such problem. Contractor shall use commercially reasonable efforts to complete such root cause analyses within [*****] of each initial failure; provided that, if any such root cause analysis is not capable of being completed within [*****] using commercially reasonable efforts, Contractor shall complete such root cause analysis as quickly as possible and shall notify Oncor prior to the end of such [*****] period as to the status of the root cause analysis and the estimated completion date.

Section 6.03 Continuous Improvement and Best Practices.

Contractor shall, on a continuous basis, actively seek, identify and apply its own and third party industry best practices, standards, techniques and tools to improve the Service Levels and to otherwise benefit Oncor either operationally or financially. Contractor shall include updates with respect to such improvements, techniques and tools in the reports provided to Oncor pursuant to Section 3.14.

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Section 6.04 Performance Credits.

In the event of any failure to provide the Services in accordance with the Service Levels, Oncor shall be entitled to receive the Performance Credits identified in and according to Schedule B. The Performance Credits shall not limit or affect Oncor’s right to recover, in accordance with this Agreement, all other damages incurred by Oncor as a result of such failure, net of any amounts paid as a Performance Credit. If Oncor believes that it has grounds to terminate this Agreement in whole, any Service(s), any Service Area(s) or any Work Request(s) for Contractor’s default, Oncor may assert that the failure to meet Service Levels constitutes a material default and may seek monetary damages notwithstanding and net of any amounts paid as a Performance Credit. For the avoidance of doubt, whether any failure to meet Service Levels constitutes a material default shall be determined in light of all of the facts and circumstances at the time.

Section 6.05 Alternate Services Provider.

In the event Contractor does not provide any Service in accordance with this Agreement and such Service has not been Completed, then without limiting Oncor’s other rights or remedies under this Agreement or under applicable Law, Oncor may, after providing notice to Contractor and a reasonable period of time to cure such non-provision (as determined by Oncor in its sole but good faith discretion), which period shall in any event not be less than five (5) days in the event of Services that are not Emergency Services (provided that in the case of Emergency Services, such period of time shall be whatever time period Oncor determines in its sole discretion), either [*****].

ARTICLE VII

CONTINUED PROVISION OF SERVICES

Section 7.01 Business Continuity and Disaster Recovery Plan.

(a) Contractor acknowledges that the timely and complete performance under this Agreement shall play a crucial role in Oncor’s customer service commitments, and that Contractor’s business operations relative to this Agreement shall be resilient and capable of withstanding the effects of disruptions in order to maintain Oncor’s customers’ trust and confidence in Oncor’s ability to provide services in the face of disruptive events. Accordingly, Contractor hereby covenants that Contractor shall implement and maintain the Business Continuity and Disaster Recovery Plan.

(b) Contractor shall provide Oncor with a copy of the Business Continuity and Disaster Recovery Plan for Oncor’s review and approval within [*****] after the Master Effective Date. Following Oncor’s approval of the Business Continuity and Disaster Recovery Plan, Contractor shall (i) periodically update and test the operability of the Business Continuity and Disaster Recovery Plan at least twice during every Contract Year, (ii) submit to Oncor for Oncor’s review and approval any updates or other changes to the Business Continuity and Disaster Recovery Plan at least [*****] prior to any update or change taking effect and (iii) certify to Oncor [*****] during each Contract Year that the Business Continuity and

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Disaster Recovery Plan is fully operational.

(c) Upon the occurrence of a Force Majeure Event, Contractor shall to the extent applicable promptly implement the Business Continuity and Disaster Recovery Plan and provide the business continuity and disaster recovery services described therein and notify the Oncor Contract Manager of the activation of the Business Continuity and Disaster Recovery Plan; provided that the occurrence of a Force Majeure Event shall relieve Contractor of its obligations in respect to implementing the Business Continuity and Disaster Recovery Plan and providing the business continuity and disaster recovery services described therein solely to the extent that (a) such Force Majeure Event prevents Contractor from so performing and (b) Contractor otherwise complies with all applicable requirements under Section 7.02.

(d) For the avoidance of doubt, the Parties acknowledge that the Procedures Manual shall provide details under which all Emergency Services provided in connection with Force Majeure Events or major Storm Events shall be [*****].

Section 7.02 Force Majeure.

If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is hindered or delayed by fire, earthquake, acts of God, acts of war, terrorism, riots, civil disorders, strikes, rebellions or revolutions or any other similar event beyond the reasonable control of such Party, except to the extent that such Party is at fault in failing to prevent or causing such event (each, a “Force Majeure Event”), and such hindrance or delay was not reasonably expected or anticipated and could not have been prevented or circumvented by reasonable precautions, alternate sources, workarounds or other means by the hindered or delayed Party, then the hindered or delayed Party shall be excused for such hindrance or delay, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workarounds or other means. The Party whose performance is hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. Contractor shall not be entitled to claim it is delayed or affected by a Force Majeure Event if the event in question is one which a reasonable service provider should have reasonably expected or anticipated. Notwithstanding any other provision of this Agreement, [*****].

Section 7.03 Alternate Source.

If any Force Majeure Event prevents, hinders or delays the Services (i) necessary for the performance of critical Oncor functions for longer than the recovery period specified in the Business Continuity and Disaster Recovery Plan, or if there is no such recovery period so specified, [*****].

Section 7.04 Allocation of Resources.

Whenever a Force Majeure Event, disaster or other event causes Contractor to allocate

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limited resources that are used in connection with the Services between or among Contractor’s customers, Contractor shall provide Oncor with priority over all of Contractor’s other customers.

ARTICLE VIII

CUSTOMER SATISFACTION AND BENCHMARKING

Section 8.01 Satisfaction Surveys.

(a) At least once during each three (3) month period following the Agreement Date, Contractor shall, upon Oncor’s request, conduct satisfaction surveys in respect of the Services. Such surveys shall, at a minimum, cover a representative sampling of senior management of Oncor, in each case as specified by Oncor. The timing, content, scope and method of each survey shall be subject to Oncor’s prior approval. Oncor shall consider the results of the satisfaction surveys in evaluating Contractor’s qualifications to be awarded additional business. Contractor agrees that increasing measured customer satisfaction shall be [*****].

(b) In the event that Oncor disputes the results of a satisfaction survey conducted pursuant to Section 8.01(a), Oncor may, at Oncor’s expense, engage a third party, acceptable to Contractor, to conduct another satisfaction survey in accordance with Section 8.01(a). The results of such survey shall be binding on the Parties for purposes of Section 8.01(a).

Section 8.02 Benchmarking.

(a) From time to time, Oncor may, at its expense and subject to the provisions of this Section, either itself or using the services of an independent third party engaged by Oncor (a “Benchmarker”), compare the quality and cost of all of the Services, or any Service (including the cost for producing Work Product and the cost of Components), against the quality and cost of well-managed service providers providing similar services to determine whether Oncor is receiving from Contractor pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, volume and type of Services provided by Contractor (“Benchmarking”). In addition, Contractor will periodically perform Benchmarkings and Unit cost and performance studies at Contractor’s expense (but in any event no more than once per year, except as otherwise required by Governmental Authorities or under applicable Law), and provide Oncor with reports that specify the results of each such Benchmarking [*****].

(b) Contractor shall cooperate fully with Oncor and the Benchmarker in connection with each Benchmarking and, subject to the Benchmarker’s acceptance of the confidentiality provisions of this Agreement, shall provide access to the information required by Oncor and the Benchmarker during such effort. Contractor shall provide reasonable access to any facilities, personnel, data and other information and provide any assistance required by Oncor and the Benchmarker to conduct the Benchmarking, all at Contractor’s expense, provided that Contractor shall not be obligated to allow access to (i) the Confidential Information of Contractor that is not related to Oncor or the Services, (ii) Contractor Facilities that are not related to Oncor or the Services or (iii) [*****]. Each Benchmarking conducted by Oncor or the Benchmarker shall be conducted so as not to unreasonably disrupt Contractor’s operations under this Agreement.

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ARTICLE IX

ADDITIONAL CONTRACTOR RESPONSIBILITIES

Section 9.01 Contractor Required Consents.

Contractor shall obtain, maintain and comply with all Contractor Governmental Consents that are required generally for Contractor to carry on its business as a licensed contractor, and Contractor shall use commercially reasonable efforts to obtain, and shall maintain and comply with, all Contractor Governmental Consents and all of the Contractor Private Consents that are required to carry out each individual Work Request (all collectively, the “Required Consents”). With respect to the Required Consents required to carry out each individual Work Request, Contractor shall use commercially reasonable efforts to obtain all such Required Consents on or before the applicable date set forth in such Work Request or, if no such date is set forth in such Work Request, the date that is reasonably designated by Oncor in writing. Until Contractor has obtained such Required Consents, Contractor shall not be obligated to perform, and Oncor shall not be required to accept, the portion of the Services in connection with such Work Request for which such Required Consents are required. In the event any Required Consents are not obtained by the applicable date(s) therefor, and if such failure delays or disrupts Oncor’s business or operations, then irrespective of whether Contractor has used commercially reasonable efforts to obtain such Required Consents, Oncor may, at its option, (i) terminate the affected Service(s) or Work Request(s) as of a date specified by Oncor in a termination notice to Contractor or (ii) modify the affected Services (or portions thereof) or the affected Work Requests to delete the affected Service and provide such Service to itself or obtain such Service from any third party. If Oncor elects to modify the affected Services (or portions thereof) or the affected Work Requests pursuant to clause (ii) of the immediately preceding sentence, such modification shall be automatic without the need for any further action by the Parties, and shall be effective upon Oncor’s notice to Contractor of Oncor’s election to delete the affected Service. [*****]. In the event any such termination or modification of a Work Request occurs in circumstances where Contractor has not used commercially reasonable efforts to obtain all Required Consents for the Work Request, the Fees that are payable for the remaining Services under the Work Request [*****].

Section 9.02 Contractor Agents.

(a) Except as and to the extent Oncor may agree otherwise in writing in its sole discretion, Contractor shall not subcontract any of its responsibilities under this Agreement except as follows:

(i) Prior to entering into a subcontract with a third party for the Services, Contractor shall notify Oncor of the portions of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed subcontractor and the reasons for subcontracting the work in question.

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Oncor’s sole discretion. In order to participate in such process, each proposed Contractor Agent must be selected in one of the following ways:

(a) Contractor may invite any Approved Contractor Agent(s) to participate in such process; or,

(b) Contractor may submit to Oncor for Oncor’s approval a list of persons or entities that Contractor proposes to invite to participate in such process, such approval to be provided in Oncor’s sole discretion.

Only Approved Contractor Agents and those persons and entities that have been approved by Oncor pursuant to this subsection may participate in such process. The results of each such process shall be promptly reported to Oncor.

(b) Contractor shall include in its contracts with Contractor Agents provisions that are at least as protective of Oncor as those contained in this Agreement and shall cause Contractor Agents to comply with the terms of this Agreement.

(c) Oncor shall have the right to revoke its prior approval of any Contractor Agent and direct Contractor to replace such Contractor Agent if the Contractor Agent’s performance is materially deficient, good faith doubts exist concerning the Contractor Agent’s ability to render future performance because of changes in the Contractor Agent’s ownership, management, financial condition or otherwise, or there have been material misrepresentations by or concerning the Contractor Agent.

(d) Notwithstanding Section 9.02(a), Contractor may, in the ordinary course of business, subcontract for third party products or services that are not dedicated to Oncor, that are not material to a particular function constituting a part of the Services and that do not result in a material change in the way Contractor conducts its business, provided such subcontract does not adversely impact Oncor (whether with respect to the Services, the Fees or otherwise).

(e) Upon request, Contractor shall provide to Oncor a list of all Contractor Agents to which Contractor has, at the time of such request, subcontracted any of its responsibilities under this Agreement.

(f) The Out-of-Pocket Expenses payable by Contractor to Contractor Agents for [*****] that such Contractor Agents are responsible for providing shall be [*****].

(g) No subcontracting shall release Contractor from its responsibility for its obligations under this Agreement. For purposes of this Agreement, (i) Services provided by Contractor Agents (including their personnel) shall be deemed Services provided by Contractor (and Contractor’s employees), (ii) references to Contractor shall include Contractor Agents (except for purposes of Oncor’s indemnities in Section 19.01), (iii) Contractor shall be responsible for any failure by any Contractor Agent to perform in accordance with this Agreement or to otherwise comply with the terms of this Agreement to the same extent as if such failure to perform or comply was committed by Contractor or Contractor employees and (iv) Contractor shall be responsible for the performance of all Contractor Agents providing any

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of the Services. Contractor shall be Oncor’s sole point of contact regarding the Services, including with respect to payment. Oncor’s consent with respect to any subcontractor shall not constitute Oncor’s consent to further subcontracting by such subcontractor.

Section 9.03 Quality Assurance.

Contractor shall develop and implement quality assurance processes and procedures that are approved by Oncor, including implementing tools and methodologies, to ensure that the Services are provided in accordance with (a) the Service Levels and other requirements of this Agreement, (b) the best practices of leading providers of services that are the same as or similar to the Services and (c) the Laws applicable to Oncor. Contractor’s quality assurance processes and procedures shall include inspection and testing procedures to ensure the quality of the Services. Contractor shall subject all Work Product to such quality inspection and testing procedures. Each Work Site and all Work Product shall at all times be subject to quality surveillance and quality inspection by Oncor and its designee(s), who shall be afforded full and free access to each Work Site and all Work Product in order to conduct such quality surveillance and quality inspections. Contractor shall, at Contractor’s expense, assist and fully cooperate and work in good faith with Oncor and its designee(s) in connection with Oncor’s and its designee(s)’ performance of such quality surveillance and quality inspections, including by suspending affected Services to enable Oncor and its designee(s) to perform such surveillance and inspections; [*****]. Oncor’s failure to conduct such quality surveillance or quality inspections or to discover defects shall not relieve Contractor of any of its obligations under this Agreement nor limit Oncor’s rights under this Agreement or at Law. In addition, Contractor shall provide Oncor with access to its quality inspection testing records upon Oncor’s request and shall maintain such records with respect to each Service and item of Work Product during the Master Term and for a period of [*****] following the last day of the Master Term.

Section 9.04 Locates.

Contractor shall notify the State One Call Board of Texas, or one of its approved service providers (e.g., 1-800-DIG-TESS), for locates as required for all utilities prior to commencing any Services, unless otherwise directed by Oncor. Prior to any excavation, Contractor shall call any entity known to have property in the excavation area, including municipal utility departments, cable and other telecommunications companies and any other entities not associated with the State One Call Board of Texas, to request locates of each such entity’s property.

Section 9.05 Protection of Property

(a) Contractor shall be responsible for the proper care and custody of any Oncor property and third party property that is provided or made available by Oncor hereunder. Contractor shall at all times conduct all operations under this Agreement in a manner to avoid causing damage to and to protect such property, as well as any property at or adjacent to any Work Site, from risk of loss or damage resulting from the Services. Contractor shall take reasonable precautions to prevent, and shall continuously monitor the Services to discover and determine, any conditions which might involve such loss or damage and shall be solely responsible for the discovery, determination and correction of any such loss or damage arising

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out of Contractor’s wrongful acts or omissions, negligence, gross negligence or breach of this Agreement. Contractor shall provide Oncor immediate access to any Oncor property or third party property that is provided or made available by Oncor on twenty-four (24) hours prior notice unless a shorter time period is required by Governmental Authorities, Law or Oncor’s licensors or lessors. Contractor acknowledges that Oncor has the right to remove or deny Contractor access to or use of any Oncor property or third party property that is provided or made available by Oncor as Oncor may determine in its sole discretion. Contractor shall not dispose of, and shall not authorize or otherwise allow the disposal of, any such property without the prior approval of Oncor.

(b) Contractor shall not assign, transfer, pledge, hypothecate or otherwise encumber any Oncor property or any third party property that is provided or made available by Oncor. Without limiting the immediately preceding sentence, Contractor shall not file, or by its action or inaction permit, any liens to be filed by Contractor or Contractor Agents on or against any such property in connection with Services provided pursuant to this Agreement. In the event that any such liens arise as a result of Contractor’s action or inaction, Contractor shall obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole expense within ten (10) days of receiving notice of the same from Oncor. If Contractor fails to do so, Oncor may, in its sole discretion, pay the amount of such lien (including expenses incurred in connection with such lien) and/or deduct such amounts from payments due to Contractor.

Section 9.06 Installation of Components.

Contractor shall install Work Product in accordance with the applicable Specifications, the applicable Oncor Policies and Standards as well as the suppliers’ and manufacturers’ recommended drawings, policies, and guidelines to ensure compliance with supplier and manufacturer warranties. In the event of a conflict between Specifications, suppliers’ and manufacturers’ installation requirements and Oncor Policies and Standards, Contractor shall notify the applicable Oncor Contract Coordinator for resolution.

Section 9.07 Contractor Contract Manager and Contract Coordinators.

(a) Contractor shall appoint an individual (the “Contractor Contract Manager”) who shall serve as the primary Contractor representative under this Agreement. Contractor’s appointment of each Contractor Contract Manager shall be subject to Oncor’s prior approval. The Contractor Contract Manager shall (i) be fluent in English; (ii) have overall responsibility for managing and coordinating the performance of Contractor’s obligations under this Agreement, (iii) be authorized to act for and on behalf of Contractor with respect to all matters relating to this Agreement (excepting amendments hereto) and (iv) be one of the Key Personnel.

(b) Contractor shall appoint an individual (the “Contractor Contract Coordinator”) with respect to each Work Site who shall serve as the primary Contractor representative with respect to the Services provided at such Work Site. Contractor’s appointment of each Contractor Contract Coordinator shall be subject to Oncor’s prior approval. The Contractor Contract Coordinators shall (i) be fluent in English; (ii) have overall responsibility for managing and coordinating the Services at their applicable Work Site, (iii) be authorized to act for and on behalf of Contractor with respect to such Services and (iv) be equipped with an electronic means

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of immediate communication with the relevant Oncor Contract Coordinator for their applicable Work Site.

Section 9.08 Key Personnel.

With respect to the initial Key Personnel and each of their replacements, the Parties agree as follows:

(a) All Key Personnel shall be [*****].

(b) Before assigning an individual to a Key Personnel position, whether as an initial assignment or as a replacement, Contractor shall (i) notify Oncor of the proposed assignment, (ii) introduce the individual to appropriate representatives of Oncor, (iii) subject to applicable Law, provide Oncor with any information regarding the individual that may be requested by Oncor and (iv) obtain Oncor’s approval for such assignment. Contractor shall only assign an individual to a Key Personnel position who is approved by Oncor.

(c) Contractor shall not replace or reassign (i) the Contractor Contract Manager for [*****] from the date such individual is assigned to Oncor’s account or (ii) any other Key Personnel for [*****] from the date such individual is assigned to Oncor’s account, unless Oncor consents to such reassignment or replacement or such Key Personnel (1) voluntarily resigns from Contractor, (2) is dismissed by Contractor for misconduct (e.g., fraud, drug abuse, theft) or (3) dies or is unable to work due to his or her disability.

(d) If Oncor decides that any Key Personnel should not continue in that position, then, subject to applicable Law, Oncor may in its sole discretion and upon notice to Contractor require removal of such Key Personnel from the Contractor Staff.

(e) If any Key Personnel is removed from Oncor’s account, Contractor shall replace such Key Personnel as soon as practicable and in no case later than [*****] after the date such Key Personnel is removed from Oncor’s account. Contractor shall maintain backup procedures and conduct the replacement procedures for the Key Personnel in such a manner so as to assure an orderly succession for Key Personnel who are replaced.

Section 9.09 Contractor Staff.

(a) Subject to applicable Law, Oncor may, in its sole discretion and upon notice to Contractor, require removal of any member of the Contractor Staff from Oncor’s account or any Oncor Facility. Subject to applicable Law, Contractor Staff who have previously been excluded or removed from any Oncor Facility may be brought onto an Oncor Facility only with the prior approval of Oncor.

(b) Contractor shall provide Oncor with an accurate list of all personnel on the Contractor Staff at the end of every quarter, including each individual’s name and classification. Contractor shall notify Oncor as soon as possible after dismissing or reassigning any member of the Contractor Staff whose normal work location is at an Oncor Facility.

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(c) Contractor may not remove from Oncor’s account or otherwise transfer or relocate any Contractor Staff who are actively deployed in providing any Services, are assigned to provide any Services, or that Contractor has committed will be available to Oncor for the provision of Services, in each case without Oncor’s prior approval.

(d) Contractor shall be responsible for verifying (i) that Contractor Staff are authorized to work in any location in which they are assigned to provide Services and (ii) that Contractor Staff do not use illegal drugs and are not otherwise disqualified from performing their assigned work under applicable Laws.

(e) Contractor agrees to be solely responsible for the following in respect of the Contractor Staff: (i) all wages and benefits, which shall be at reasonable and appropriate compensation levels; (ii) compliance with all applicable Laws, including health and safety Laws; (iii) employment of only those persons eligible to work under applicable employment and immigration Laws; (iv) any and all employment Taxes and/or other payroll withholding; (v) maintaining health insurance to the extent required by applicable Law; (vi) any claims of third parties for which Contractor would be considered vicariously liable; (vii) determination of the hours to be worked and the duties to be performed by the Contractor Staff; and (viii) any expenses or severance amounts or other payments associated with the termination of any Contractor Staff.

(f) Contractor agrees that anyone employed by Contractor or a Contractor Agent to fulfill the terms of this Agreement is an employee of Contractor or such Contractor Agent, as applicable, and remains under Contractor’s sole direction and control.

(g) Each Party agrees that, insofar as it is permitted by applicable Law, and subject to the indemnities provided in this Agreement, there is no right of subrogation, contribution or indemnification against the other Party for any duty owed by, or any judgment rendered against, the first Party in connection with the first Party’s employees.

(h) Contractor shall use commercially reasonable efforts to keep the turnover rate of Contractor Staff to [*****]. If Oncor believes that the turnover rate of Contractor Staff is excessive and so notifies Contractor, Contractor shall within [*****] after such notification (i) provide Oncor with data concerning Contractor’s turnover rate, (ii) meet with Oncor to discuss the reasons for the turnover rate, (iii) submit a proposal for reducing the turnover rate for Oncor’s review and approval and (iv) agree to a program for reducing the turnover rate, [*****]. Notwithstanding any transfer or turnover of Contractor Staff, Contractor shall remain obligated to provide the Services without degradation and in accordance with the terms of this Agreement.

(i) Contractor understands and agrees that it is a business necessity that all senior level employees of Contractor assigned to provide services to Oncor under this Agreement be able to communicate effectively with Oncor, Oncor’s agents or Oncor’s customers. To satisfy that business necessity, all senior level employees of Contractor who interface or otherwise interact with Oncor, Oncor’s agents or Oncor’s customers are required to speak fluent English. Nothing within this Agreement, however, precludes Contractor’s employees from speaking in other languages when communicating with each other or requires all of Contractor’s employees to be fluent in English.

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Section 9.10 Conduct of Contractor Staff.

While providing Services at Oncor Facilities, Contractor Staff shall (a) comply with Oncor’s requests and Oncor Policies and Standards regarding safety and health, and personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such Oncor Facilities and (b) otherwise conduct themselves in a professional and businesslike manner. Contractor shall cause the Contractor Staff to comply with the terms of this Agreement. If Oncor notifies Contractor that a particular member of the Contractor Staff is not conducting himself or herself in accordance with this Agreement, Contractor shall promptly (1) investigate the matter and take appropriate action which may include, subject to the terms of this Agreement, (A) removing the applicable person from the Contractor Staff and providing Oncor with prompt notice of such removal and (B) replacing the applicable person with a similarly qualified individual, or (2) take other appropriate disciplinary action to prevent a recurrence. There shall be no charge to Oncor for any replacement provided in accordance with this Section while the replacement acquires the necessary orientation and knowledge transfer. In the event of multiple violations of this Agreement by a particular member of the Contractor Staff, Contractor shall promptly remove the individual from the Contractor Staff.

Section 9.11 Requirement of Writing.

To the extent Contractor is required under this Agreement to obtain Oncor’s approval, authorization, consent or agreement, such approval, authorization, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the Oncor Contract Manager or by the applicable Oncor Contract Coordinator, or by the applicable individual to whom authority has been delegated in accordance with Section 10.01(a) or Section 10.01(b). Notwithstanding the immediately preceding sentence, the Oncor Contract Manager may agree in advance that as to certain specific matters, oral approval, authorization, consent or agreement shall be sufficient.

Section 9.12 [*****].

Section 9.13 Diversity.

Oncor supports minority and woman-owned businesses (collectively “MWBEs”) in order to satisfy its objectives and comply with government procurement Laws. To help Oncor achieve such objectives, Contractor agrees to establish as a goal the purchase, when commercially feasible, of products and services from MWBEs in the performance of Contractor’s obligations under this Agreement. Contractor shall track invoice payments made to MWBEs and shall comply with the reporting and Service Levels requirements associated with MWBEs. Contractor will further support Oncor by:

(a) Ensuring compliance with corporate initiatives (including those specified by Oncor) and regulatory obligations throughout the buying process (including supplier diversity initiatives and small business administration), subject to Oncor’s approval of such initiatives and obligations.

(b) Participating in supplier diversity functions and organizations as appropriate to enhance networking and business relationship opportunities with certified diverse suppliers.

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Section 9.14 Fatalities.

Contractor shall promptly notify Oncor of any fatalities reported to OSHA in connection with the Services, and shall provide to Oncor within five (5) days after the end of each year an annual OSHA log summary form 300A.

Section 9.15 [*****].

ARTICLE X

ONCOR RESPONSIBILITIES

Section 10.01 Oncor Contract Manager and Contract Coordinators.

(a) Oncor shall appoint an individual (the “Oncor Contract Manager”) who shall serve as the primary Oncor representative under this Agreement. The Oncor Contract Manager shall (i) have overall responsibility for managing and coordinating the performance of Oncor’s obligations under this Agreement and (ii) be authorized to act for and on behalf of Oncor with respect to all matters relating to this Agreement (excepting amendments hereto). Notwithstanding the immediately preceding sentence, the Oncor Contract Manager may, upon notice to Contractor, delegate such of his or her responsibilities to other Oncor employees as the Oncor Contract Manager deems appropriate.

(b) Oncor shall appoint an individual (the “Oncor Contract Coordinator”), whether directly or through the Oncor Policies and Standards, with respect to each Work Site who shall serve as the primary Oncor representative with respect to the Services provided at such Work Site; provided, however, that no Oncor Contract Coordinator shall have the authority to bind Oncor with respect to any changes relating to this Agreement. Notwithstanding the immediately preceding sentence, an Oncor Contract Coordinator may, upon notice to Contractor, delegate such of his or her responsibilities to other Oncor employees as the Oncor Contract Coordinator deems appropriate.

Section 10.02 Oncor Required Consents.

Oncor shall obtain, maintain and comply with all of the Oncor Private Consents.

Section 10.03 Oncor Obligations.

(a) Oncor shall perform those tasks that are expressly designated in the Work Requests as Oncor’s obligations. Oncor shall not be obligated to perform any tasks that are not expressly designated as Oncor’s obligations in this Agreement.

(b) If and to the extent set forth in a Work Request, Oncor shall provide to Contractor, [*****].

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Section 10.04 Requirement of Writing.

To the extent Oncor is required under this Agreement to obtain Contractor’s approval, authorization, consent or agreement, such approval, authorization, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the Contractor Contract Manager or the applicable Contractor Contract Coordinator, or by the applicable individual to whom authority has been delegated in accordance with Section 9.07(a) or Section 9.07(b). Notwithstanding the immediately preceding sentence, the Contractor Contract Manager may agree in advance that as to certain specific matters, oral approval, authorization, consent or agreement shall be sufficient.

Section 10.05 Oncor Wrongful Acts.

Oncor’s failure to perform any of its responsibilities set forth in this Agreement (other than as provided in Section 21.04(b)) shall not be deemed to be grounds for termination by Contractor, and Contractor hereby expressly waives any such termination rights it may have under Law. For the avoidance of doubt, Contractor does not waive pursuant to the immediately preceding sentence any other rights it may have under this Agreement or under Law due to Oncor’s failure to perform any of its responsibilities set forth in this Agreement, including rights to make claims against Oncor for Losses arising out of Oncor’s failure to perform any of its responsibilities set forth in this Agreement or any other Oncor Wrongful Act (hereinafter defined). Contractor’s nonperformance of its obligations under this Agreement shall be excused if and to the extent Contractor’s nonperformance results from Oncor’s wrongful acts or omissions, negligence, gross negligence or breach hereunder (each, an “Oncor Wrongful Act”), and in each case Contractor (a) upon learning of an Oncor Wrongful Act, reasonably notifies Oncor of the Oncor Wrongful Act and Contractor’s inability to perform under the circumstances, (b) provides Oncor with every reasonable opportunity to cure the Oncor Wrongful Act, (c) uses commercially reasonable efforts to avoid or mitigate the impact of the Oncor Wrongful Act and (d) uses commercially reasonable efforts to perform notwithstanding the Oncor Wrongful Act. Oncor shall reimburse Contractor for its reasonable, direct, actual, incremental expenses (to the extent paid or payable by Contractor) resulting from Contractor’s efforts in complying with clauses (b) through (d) of this Section.

ARTICLE XI

MANAGEMENT AND CONTROL

Section 11.01 Governance.

Within thirty (30) days after the Master Effective Date, the Parties shall determine an appropriate set of meetings to be held between representatives of Oncor and Contractor. Contractor shall ensure that appropriate members of the Contractor Staff attend each such meeting, including those members of the Contractor Staff requested by Oncor. Contractor shall prepare and circulate an agenda sufficiently in advance of each such meeting to give participants an opportunity to prepare for the meeting. Contractor shall incorporate into such agenda items that Oncor desires to discuss. At Oncor’s request, Contractor shall prepare and circulate minutes promptly after each meeting. Such meetings shall include the following:

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(a) a monthly meeting among Oncor and Contractor operational personnel to discuss planned or anticipated work activities and otherwise address, review and discuss matters specific to Oncor.

(b) a quarterly meeting among Oncor and Contractor operational personnel to discuss Contractor’s performance, changes that might affect Contractor’s performance, review the monthly and quarterly performance reports for the quarter, review Contractor’s overall performance under this Agreement, review progress on the resolution of issues, and discuss other matters as appropriate;

(c) an annual meeting of senior level executives from each Party to discuss methods and procedures (including those that Contractor has implemented for other customers) by which [*****];

(d) a meeting of senior level executives from each Party following a Service Level Default of the same Service Level during two (2) consecutive Measurement Windows for such Service Levels or if the Performance Credits incurred exceed [*****] for a Service Area for any year to develop an action plan for Oncor’s approval to address and improve Contractor’s level of performance, [*****];

(e) such other meetings between Oncor and Contractor as requested by either Party, including meetings to discuss specific issues related to the feasibility and execution of Work Product and constructability reviews with engineering resources.

Oncor may invite representatives of Oncor Agents to participate in any of the meetings described in this Section.

Section 11.02 Procedures Manual.

Within [*****] after the Master Effective Date, Contractor shall deliver to Oncor, for Oncor’s review and approval, a management procedures manual (the “Procedures Manual”). Contractor shall prepare and provide to Oncor, for the review and approval of Oncor, updates to the Procedures Manual to reflect any changes in the operations or procedures described therein as soon as practicable after such changes are made; provided, however, that in any event, Contractor shall annually prepare and provide to Oncor, for the review and approval of Oncor, an updated version of the Procedures Manual that incorporates any changes in the operations or procedures described therein that were made during the prior twelve (12) months. The Procedures Manual shall describe how Contractor shall perform its obligations under this Agreement and the documentation which provide further details of such activities, including the Work Request process and the approval process for each Service. The Procedures Manual shall also include descriptions of the acceptance testing and quality assurance procedures approved by Oncor, and the activities Contractor shall undertake in order to manage the Services, including the direction, supervision, monitoring, staffing, reporting, planning and oversight activities that Contractor shall undertake. For the avoidance of doubt, the Procedures Manual shall constitute Work Product owned by Oncor.

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Section 11.03 Change Control.

Within thirty (30) days after the Master Effective Date, Contractor shall deliver to Oncor, for Oncor’s review, the Change Control Procedures. Contractor shall update the Change Control Procedures as necessary and shall provide such updated Change Control Procedures to Oncor for Oncor’s review. The original Change Control Procedures and all updates thereto must be approved by both Parties, and following approval by both Parties, shall be set forth in the Procedures Manual. The Change Control Procedures shall provide, at a minimum, that (and until the Change Control Procedures are approved by the Parties, Contractor shall ensure that):

(a) either Party may request a change to this Agreement based on a change in circumstances following the Master Effective Date;

(b) changes to the Services or Fees requiring an amendment to the Agreement shall be submitted to the Contract Managers, and only the Contract Managers are authorized to agree to any such changes;

(c) changes to the Services or Fees that do not require an amendment to the Agreement shall be submitted to the applicable Contract Coordinators or the Contract Managers, and either the applicable Contract Coordinators or the Contract Managers are authorized to agree to any such changes; and

(d) [*****].

ARTICLE XII

DISPUTE RESOLUTION

Section 12.01 Continuity.

Contractor acknowledges and agrees that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business, operations, regulatory and stakeholder obligations, and prospects of Oncor. Contractor further acknowledges and agrees that the timely and complete performance of its obligations pursuant to this Agreement affects the public safety and is in the public interest. Accordingly, in the event of a dispute between Oncor and Contractor, Contractor shall continue to so perform its obligations under this Agreement and Oncor shall continue to make undisputed payments during the resolution of such dispute unless and until this Agreement has expired or is terminated in accordance with its terms and, in either case, any applicable Termination Assistance Period has expired.

Section 12.02 Dispute Escalation.

(a) All disputes in any way arising under or in connection with this Agreement shall be considered in person or by telephone by the Contract Managers within ten (10) days after the date of a notice from either Party’s Contract Manager specifying the nature of the dispute (a “Dispute Notice”).

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(b) If the Contract Managers are unable to agree on corrective action or fail to meet as required under the immediately preceding subsection, Oncor’s [*****] and Contractor’s [*****] (the “Executive Sponsors”) shall meet in person or by telephone within ten (10) days after the expiration of the time period referred to in the immediately preceding subsection to try to resolve the dispute.

(c) Unless the Executive Sponsors otherwise agree or fail to meet as required under the immediately preceding subsection, either Party may pursue its rights and remedies under this Agreement and/or under Law after the earlier of (a) five (5) days after the occurrence of the Executive Sponsors’ meeting, if any, referred to in the immediately preceding subsection and (b) twenty (20) days after the date of the applicable Dispute Notice.

(d) Notwithstanding any other provision of this Agreement, any dispute relating to [*****], and any dispute subject to [*****], shall not be subject to this Section.

Section 12.03 Governing Law.

This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the Laws of the State of Texas applicable to contracts made and to be fully performed therein, without giving effect to the principles thereof relating to the conflicts of Laws.

Section 12.04 Sole and Exclusive Venue.

Subject to the provisions of this Article, each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Northern District of Texas (Dallas Division) or in the state courts of the State of Texas located in Dallas County, Texas, and each Party irrevocably accepts and submits to the sole and exclusive jurisdiction of such courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party.

Section 12.05 Joinder.

If valid claims exist against Contractor, then, to the extent requested by Oncor, Contractor hereby irrevocably consents to be joined or impleaded into any disputes Oncor (or its successors or trustee) has with Oncor Agents, Contractor Agents or Contractor’s Affiliates under this Agreement or any other agreement relating to the Services or any Work Product.

ARTICLE XIII

PROPRIETARY RIGHTS

Section 13.01 Oncor Resources.

If and to the extent Oncor provides or makes available any Oncor Resources to Contractor, or allows Contractor to otherwise use any Oncor Resources, Oncor hereby grants to

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Contractor, during the Master Term and solely to provide the Services, a fully paid-up, non-exclusive, non-transferable license to access and use such Oncor Resources, to the extent permissible under the applicable third party agreements and subject to Oncor having obtained the applicable Oncor Private Consents. Contractor may sublicense, to the extent permissible under the applicable third party agreements and subject to Oncor having obtained the applicable Oncor Private Consents, to Contractor Agents the right to access and use such Oncor Resources during the Master Term and solely to provide those Services that such Contractor Agents are responsible for providing.

Section 13.02 Contractor Resources.

(a) If Contractor provides or makes available any Contractor Proprietary Intangible Materials to Oncor or allows Oncor to otherwise use any Contractor Proprietary Intangible Materials, or if Oncor’s use of any Contractor Proprietary Intangible Materials is necessary for Oncor to receive the benefits of the Services, then in each case Contractor hereby grants to Oncor a perpetual, irrevocable, fully paid-up, non-exclusive license to access, use, provide services using, reproduce, modify, maintain, enhance, make, have made and create derivative works of such Contractor Proprietary Intangible Materials solely in connection with the business and operations of Oncor and not for resale. Oncor may sublicense to Oncor Agents the rights to access, use, provide services using, reproduce, modify, maintain, enhance, make, have made and create derivative works of such Contractor Proprietary Intangible Materials solely in connection with the business and operations of Oncor and not for resale. Contractor shall not provide or make available to Oncor, allow Oncor to otherwise use, or otherwise use in connection with the Services any Contractor Proprietary Intangible Materials for which Contractor is unable to offer the rights set forth in this subsection. Contractor’s provision of or making available to Oncor, allowing Oncor to otherwise use, or otherwise using in connection with the Services any Contractor Proprietary Intangible Materials shall obligate Contractor to provide, at no expense to Oncor, the rights set forth in this subsection.

(b) If and to the extent Contractor provides or makes available any Contractor Proprietary Resources to Oncor, or allows Oncor to otherwise use any Contractor Proprietary Resources, in each case excluding Contractor Proprietary Intangible Materials (which are licensed under subsection (a) of this Section), then Contractor hereby grants to Oncor, during the Master Term and solely to receive and use the Services, an irrevocable, fully paid-up, non-exclusive license to access and use such Contractor Proprietary Resources. Oncor may sublicense to Oncor Agents the right to access and use such Contractor Proprietary Resources during the Master Term and solely in connection with the business and operations of Oncor.

(c) Prior to Contractor providing or making available to Oncor, allowing Oncor to use or otherwise using in connection with the Services any Contractor Third Party Resource that is necessary for Oncor to access and use in order to receive the benefits of the Services, Contractor shall notify Oncor and provide Oncor with a sufficient period of time to enable Oncor to procure sufficient rights from the applicable third party for Oncor and Oncor Agents to access and use such Contractor Third Party Resource. If Oncor is unable to procure such rights, then Contractor shall not use such Contractor Third Party Resource in connection with the Services.

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Section 13.03 Work Product.

All Work Product shall be owned by Oncor. Contractor hereby irrevocably and perpetually assigns, transfers and conveys to Oncor without further consideration the Work Product and all of Contractor’s rights, title and interest, including all of Contractor’s intellectual property and other proprietary rights, in, to and under the Work Product. Contractor acknowledges that Oncor and the successors and assigns of Oncor shall have the right to obtain and hold in their own names all rights, title and interest, including all intellectual property and other proprietary rights, in, to and under the Work Product. Contractor agrees to execute any documents or take any other actions as may be necessary, or as Oncor may request, to perfect and protect Oncor’s ownership of the Work Product.

Section 13.04 Embedded Materials.

Contractor shall not embed or incorporate any Contractor Resources or any third party’s property (such as a third party’s Intangible Materials or Components) (collectively, “Embedded Material”) in the Work Product except to the extent Contractor has obtained Oncor’s approval prior to Contractor embedding or incorporating Embedded Material in the Work Product. Oncor hereby approves as Embedded Material any Components that Oncor requires Contractor to embed or incorporate in the Work Product pursuant to a Work Request or pursuant to the Oncor Policies and Standards.

Section 13.05 Jointly Developed Items.

Any Materials, Equipment, structures and other resources that are jointly developed by Contractor and Oncor in connection with the Services that do not constitute Work Product (“Jointly Developed Items”) [*****].

Section 13.06 No Implied Rights or Licenses.

Except as expressly set forth in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property or other proprietary rights in any resources or other property (including intellectual property) that is owned, licensed or leased by the other Party or any Affiliate of the other Party. For the avoidance of doubt and notwithstanding any other provision of this Agreement, (a) as between Contractor and Oncor, Contractor shall retain all rights, title and interest in and to the Contractor Intangible Materials and the Excluded Contractor Materials, including all intellectual property rights therein and appurtenant thereto (except for those rights expressly licensed hereunder) and (b) as between Contractor and Oncor, Oncor shall retain all rights, title and interest in and to the Oncor Resources, including all intellectual property rights therein and appurtenant thereto (except for those rights expressly licensed hereunder).

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ARTICLE XIV

DATA AND CONFIDENTIALITY

Section 14.01 Ownership of Oncor Data.

All Oncor Data is, or upon creation shall be, and shall remain the property of Oncor. Without the prior approval of Oncor (such approval to be given in its sole discretion), Oncor Data shall not be (a) used by Contractor other than in connection with providing the Services, (b) disclosed, sold, assigned, leased, licensed or otherwise provided or made available in any manner to third parties by or through Contractor (other than to Contractor Agents on a need to know basis to the extent that such disclosure is necessary for them to provide the Services for which they are responsible for providing) or (c) commercially or otherwise used or exploited by or on behalf of Contractor. Any archival tapes containing Oncor Data shall be used by Contractor solely for back-up purposes.

Section 14.02 Return of Data.

Upon request by Oncor at any time, Contractor shall (a) promptly return to Oncor, in the format and on the media requested by Oncor, all or any part of Oncor Data and (b) erase or destroy all or any part of Oncor Data, in each case to the extent so requested by Oncor (except that Contractor may keep one copy of the Oncor Data, subject to Section 14.04, solely for legal archival purposes to assure compliance with this Agreement and for use in the event of a dispute arising under or in connection with this Agreement).

Section 14.03 Data Security.

Contractor shall establish, implement and maintain safeguards against the disclosure, access, destruction, loss, damage or alteration of Oncor Data (the “Data Safeguards”) that shall be no less rigorous than Oncor’s applicable data security policies that are included in the Oncor Policies and Standards and that are in effect as of the Master Effective Date. Contractor shall revise and maintain the Data Safeguards at Oncor’s request. In the event Contractor intends to implement a change to the Data Safeguards (including pursuant to Oncor’s request), Contractor shall notify Oncor and such change shall be addressed through the Change Control Procedures. In the event Contractor discovers or is notified of a breach or potential breach of the Data Safeguards, Contractor shall perform its problem analysis obligations under Section 6.02. Nothing in this Section shall limit Contractor’s obligations under Section 14.04 and Section 14.05.

Section 14.04 General Confidentiality Obligations.

Each Party acknowledges and agrees that title to and ownership and use rights of Confidential Information shall remain with the Party that disclosed the Confidential Information, and that the Confidential Information disclosed in connection with this Agreement is confidential and proprietary information of the disclosing Party. All Confidential Information shall be held in confidence by the receiving Party to the same extent and in at least the same manner as the recipient protects its own Confidential Information. Neither Oncor nor Contractor shall disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained

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from, the other in any form to, or for the use or benefit of, any person or entity without the disclosing Party’s consent. Each of Oncor and Contractor shall, however, (a) be permitted to disclose this Agreement and the terms hereof to potential acquirors of and investors in Oncor or Contractor and their respective officers, directors, agents and professional advisors (including attorneys, bankers and consultants) and (b) be permitted to disclose relevant aspects of the other’s Confidential Information to its officers, directors, agents, professional advisors (including attorneys, bankers and consultants), contractors (including the Benchmarker), subcontractors and employees, and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its Affiliates, on a need to know basis to the extent that such disclosure is necessary for the performance of its duties and obligations or the determination, preservation or exercise of its rights and remedies under this Agreement or under applicable Law; provided, however, that in each case the recipient shall take all reasonable measures to ensure that Confidential Information of the disclosing Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such persons and entities. Contractor shall cause the Contractor Staff to comply with the confidentiality provisions of this Agreement. The provisions of this Section shall not restrict any disclosure required under Law or by any Governmental Authority (provided that the receiving Party shall (a) notify the disclosing Party of any actual or threatened disclosure of which it has knowledge, of any legal compulsion of disclosure and of any actual legal obligation of disclosure immediately upon becoming so obligated and (b) cooperate with the disclosing Party’s reasonable, lawful efforts to resist, limit or delay disclosure at the disclosing Party’s expense). Without limiting the immediately preceding sentence, the Parties recognize that Oncor may be required to provide disclosure regarding this Agreement, including in connection with Oncor’s filings with the Securities and Exchange Commission and/or regulatory or other oversight bodies (collectively, the “Regulatory Authorities”), and may determine that it is required to file with the Regulatory Authorities copies of this Agreement. Oncor shall give Contractor an opportunity to comment in advance on the form of disclosure to be made by Oncor, and Oncor shall use commercially reasonable efforts to attempt to obtain confidential treatment from the Regulatory Authorities for specific highly-sensitive portions of this Agreement if it is so filed, including portions thereof proposed by Contractor for confidential treatment, but subject to Oncor’s disclosure obligations.

Section 14.05 Unauthorized Acts.

Without limiting either Party’s rights or remedies under this Agreement or under applicable Law in respect of a breach of this Article, if a Party fails to comply with its obligations under Section 14.04 and such non-compliance results in the unauthorized possession, use or knowledge, or attempt thereof, of the other Party’s Confidential Information, the Party by or through whom the unauthorized possession, use or knowledge, or attempt thereof occurred shall:

(a) promptly notify the other Party of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party’s Confidential Information by any person or entity that may become known to such Party;

(b) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof;

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(c) assist the other Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

(d) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights; and

(e) promptly use its commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

[*****].

ARTICLE XV

FEES AND INVOICING

Section 15.01 Fees Generally.

(a) In consideration of Contractor providing the Services, and in accordance with Section 15.03, Oncor shall pay to Contractor the applicable Fees described on Schedule C.

(b) If Contractor fails to provide any Services in accordance with this Agreement (including the cessation of Service upon the occurrence of a Force Majeure Event), Contractor shall not charge and Oncor shall not be responsible for the payment of the Fees for such Services.

(c) Except as expressly set forth in this Agreement, (i) there shall be no charges, fees, expenses or other amounts payable by Oncor in respect of Contractor’s performance of its obligations pursuant to this Agreement, (ii) all charges, fees, expenses and other amounts relating to the Services (including Inherent Services) are included in the Fees described on Schedule C and shall not be charged to or reimbursed by Oncor and (iii) each Party shall bear its own expenses in its performance of this Agreement.

Section 15.02 [*****].

Section 15.03 Invoices.

(a) Contractor will determine the Fees payable by Oncor to Contractor for Services provided in accordance with this Agreement using the applicable Fixed Prices, Unit Prices and Hourly Rates for such Services. Contractor shall invoice Oncor for the Fees with respect to such Services in accordance with the applicable procedures therefor or as work is Completed, in each case as agreed by the Parties.

(b) Contractor shall send all invoices hereunder to the address(es) specified by Oncor from time to time. Contractor shall provide all invoices in accordance with Oncor’s then-current invoicing guidelines. Without limiting the immediately preceding sentence:

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(i) Each invoice shall comply with all applicable legal, regulatory and accounting requirements.

(ii) Contractor shall itemize each invoice by Work Request and type of Service.

(iii) All Taxes and other charges for which Oncor is responsible as expressly provided under this Agreement shall be separately itemized on each invoice provided by Contractor.

(iv) Oncor may convey specific task information to Contractor to be utilized by Contractor for invoicing purposes only. All task information shall be assigned a blanket contract release number by Oncor. Such blanket contract release number is assigned for reference only and in no way contractually obligates either Party.

(v) Oncor may require Contractor to input invoicing information directly into Oncor’s designated system(s).

(c) Oncor shall have no obligation to pay any amounts that are invoiced without a matching Work Request. In addition, Oncor shall have no obligation to pay any amounts that Contractor fails to invoice to Oncor within [*****] following the last day of the month during which the Services in question were provided, and Contractor waives any right it may otherwise have to invoice for and collect such amounts.

Section 15.04 Time of Payment.

Any undisputed sum due Contractor pursuant to this Agreement for which payment is not otherwise specified in this Agreement shall be due and payable [*****] after receipt by Oncor of a complete and accurate invoice therefor from Contractor.

Section 15.05 Rights of Set-Off; Disputed Amounts.

With respect to any amount that (a) should be reimbursed to Oncor or (b) is otherwise payable to Oncor pursuant to this Agreement, Oncor may deduct the entire amount owed to Oncor against the Fees or against other amounts owed by Oncor to Contractor under this Agreement. In addition, Oncor may withhold payment of any Fees or other sums due Contractor that Oncor disputes in good faith.

Section 15.06 Unused Credits.

Any unused credits against future payments owed to either Party by the other pursuant to this Agreement shall be paid to the applicable Party within [*****] after the earlier of the expiration or termination of the applicable Work Request or this Agreement.

Section 15.07 Taxes.

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receipts, including any additional Taxes with respect thereto that are assessed by reason of any new Law or changes in Law.

(b) [*****].

(c) Except to the extent the provisions of subsection (d) of this Section apply, the Services constitute a “separated contract” (as such term is defined in 34 Texas Administrative Code Section 3.291(a)(12)) and the following provisions apply:

(i) Contractor shall be responsible for, and the Fees are inclusive of, any sales and use Taxes payable by Contractor on any Consumables.

(ii) With the exception of sales, use and similar Taxes levied on Consumables, Oncor is responsible for any and all sales, use and similar Taxes that may be levied on the Services, Work Product or Components. In this regard, Oncor will provide Contractor with a blanket Texas Direct Payment Exemption Certification in the form set forth on Schedule O covering each sale, lease or rental of a “taxable item” (as hereinafter defined) by Contractor to Oncor in connection with the Services, and will provide any subcontractors and suppliers for whom Contractor is acting as an agent for Oncor pursuant to this Agreement, with a similar Texas Direct Payment Exemption Certification, which will negate Contractor’s obligation to collect Texas sales and use Taxes from Oncor with respect to such taxable items. Contractor shall issue, and shall cause the applicable subcontractors and suppliers to issue, properly completed Texas Resale Certificates and/or other exemption certifications or other documentation, as appropriate, to all applicable subcontractors and suppliers and shall take such other actions as are necessary or advisable, in order to claim, obtain and/or evidence that the sale of such taxable items is exempt or otherwise not taxable for Texas sales and use Tax purposes. Oncor shall have no liability to Contractor under this Agreement or otherwise for any sales and use Taxes paid, directly or indirectly, by Contractor, or any subcontractor or supplier to any subcontractor or supplier with respect to such taxable items, including by reason of Contractor’s failure to comply, or to cause any subcontractor or supplier to comply, with the immediately preceding sentence or otherwise to avail itself of the benefit of any exemption it may receive, including the resale exemption. The term “taxable item” has the meaning assigned to that term in Section 151.010 of the Texas Tax Code. The Texas Direct Payment Exemption Certificate will not apply to any nontaxable services.

(iii) Contractor shall be responsible for any additional Taxes on Consumables assessed by reason of any new Law or changes in Law. Oncor shall be responsible for any additional Taxes on the Services, Work Product or Components assessed by reason of any new Law or changes in Law.

(iv) Unless such detail is included in the invoice, each invoice shall be accompanied by a separate statement for sales and use Tax purposes which shall break down in detail the aggregate amount reflected on such invoice by clearly and separately stating Materials, labor and other charges. Contractor shall also provide Oncor with any additional information regarding each such invoice and the accompanying statement, and

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sales and use Tax matters relating thereto, requested by Oncor. Contractor shall respond to Oncor’s request for additional information within sixty (60) days of such request.

(v) Contractor shall grant or cause to be granted to, and shall cause its affiliates and subcontractors to grant to Oncor or Oncor’s representatives access at all reasonable times during the course of the Services and for a period six (6) years thereafter to all of the information, books, and records relating to the Services within their possession or control (including, the right to take extracts therefrom and make copies thereof) in connection with Tax matters (including sales and use Tax matters) to which this Agreement relates. Contractor shall also furnish or cause to be furnished to Oncor or Oncor’s representatives the assistance and cooperation of personnel of Contractor, its affiliates and subcontractors, as Oncor may reasonably request in connection which such Tax matters. If Contractor comes under audit by any Governmental Authorities and an audit issue arises that would create liability for Oncor in connection with this Agreement, then Contractor shall notify Oncor of such audit issue to allow Oncor to assist in challenging the potential assessment. If notice is not provided to Oncor, Contractor forfeits its ability to collect from Oncor any audit assessments and then Contractor becomes liable for the audit assessment. If either Party requests the other Party to challenge the imposition of any Tax, such request shall not be unreasonably denied, provided that the requesting Party shall be responsible for all Losses imposed in connection therewith plus any Losses related to such challenge. Each Party shall be entitled to any Tax refunds or rebates granted, including any interest paid thereon, to the extent such refunds or rebates are of Taxes for which it is financially responsible under this Section.

(d) With respect to those Services with respect to which Contractor provides Components, or for which a Fixed Price applies or a Unit applies that contains Components in the description of the Unit, such Services constitute a “lump-sum contract” (as such term is defined in the Texas Administrative Code 3.291(a)(8)) and the following provisions apply:

(i) Contractor agrees that each Unit Price and Fixed Price is one “lump-sum” amount in which the charges for incorporated Materials are not separate from any charges for skill and labor, including fabrication, installation, and other labor that Contractor performs regardless of the itemization and detail invoiced to Oncor.

(ii) Contractor will be responsible for, and the Fees are inclusive of, any Taxes on Materials, Consumables, Equipment, taxable Services and other taxable items used or incorporated into Work Product. Contractor will pay Taxes to suppliers when the taxable items are purchased, leased or rented. Contractor will accrue and remit use Tax on taxable items if purchased, leased or rented from an out-of-state supplier unless the out-of-state supplier collected and gave Contractor a receipt for Texas use Tax.

(iii) Contractor will not utilize Oncor’s direct payment exemption certificate in accordance with Texas Administrative Code 3.291(b)(3)(D) with regard to lump-sum contracts and will be responsible for the payment of all sales and use Taxes.

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(iv) Oncor shall be responsible for any additional Taxes on the Services, Work Product or Components assessed by reason of any new Law or changes in Law via an automatic modification of the Fees units reflecting the revised Taxes. Fee changes will be applicable to billings requiring application of the new Tax upon the effective date of such new Tax.

(e) Oncor may deduct withholding Taxes, if any, from payments to Contractor, which Oncor believes are required under applicable Law. Oncor shall, at Contractor’s request, provide Contractor with appropriate receipts for any Taxes so withheld to the extent that Oncor has received such receipts from the applicable Governmental Authority; provided, however, that Oncor shall not withhold such Taxes to the extent that Contractor has provided a valid Form W-8EC1, and such form continues to be valid to exempt Contractor from such withholding.

(f) [*****].

Section 15.08 [*****].

ARTICLE XVI

INSPECTIONS AND AUDITS

Section 16.01 Record Retention.

Contractor shall maintain, in writing or readily readable electronic or optical form, complete and accurate records of, and supporting documentation related to, the Services and Contractor’s performance of its other obligations under this Agreement, including for all Fees (collectively, “Contract Records”). Contract Records shall include all reports provided by Contractor to Oncor hereunder, all records regarding Contractor’s compliance with Section 17.01, all invoices submitted to Oncor, payroll records (including hours, name, classification and multiplier breakdown) and timesheets that account for hours billed by Contractor Staff, canceled payroll checks or signed receipts for cash payroll, invoices from Contractor Agents (including all back-up details) for goods and services that are invoiced to Oncor on a Pass-Through Expense basis, paid invoices and canceled checks for purchased Components and Services provided by Contractor Agents, detailed asset ledgers to support any Contractor Resources invoiced to Oncor, records relating to gifts, entertainment and gratuities to individual Oncor personnel and the results of any internal audit conducted by Contractor to the extent such results relate to the Services or the Fees. Contractor shall maintain Contract Records in accordance with GAAP. Contractor shall retain Contract Records in accordance with Oncor’s then-current record retention policies during the Master Term and for at least twenty four (24) months after the last day of the Master Term.

Section 16.02 Services.

Contractor shall provide to Oncor and internal and external auditors, inspectors, Governmental Authorities and other representatives that Oncor may designate (collectively, “Oncor Auditors”) access to Contractor Staff, to the Facilities, to Work Sites, to Work Product, to Contract Records, to Contractor’s internal audit reports and to other pertinent information for

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the purpose of performing audits and inspections of Contractor and its businesses to the extent relating to Contractor’s performance of its obligations under this Agreement, including to (a) examine the Services (whether before or after any Service is complete), (b) inspect and test Work Product (whether before or after any Work Product is complete), (c) determine whether any Service constitutes a Non-Conforming Service, (d) determine whether any Work Product constitutes Non-Conforming Work Product, (e) verify Contractor’s compliance with the terms of this Agreement (excluding those obligations with respect to the Fees, which are addressed by Section 16.03) and (f) enable Oncor to meet applicable legal, regulatory and contractual requirements.

Section 16.03 Fees.

During the Master Term and for a period thereafter required by Law (and in any event at least [*****] after the last day of the Master Term), Contractor shall provide to Oncor Auditors access to Contractor Staff, to Contract Records, Contractor’s internal audit reports and to other pertinent information for the purpose of performing audits and inspections of Contractor and its businesses to the extent relating to the Fees under this Agreement, including to (a) verify the accuracy and completeness of the Fees and (b) examine Contractor’s performance of its other financial obligations. If any such audit or inspection reveals a net overcharge by Contractor of the lesser of [*****], and Contractor does not dispute the amount questioned by such audit or inspection within [*****] days following the completion of the applicable exit conference conducted under Section 16.05(e), then Contractor shall pay to Oncor the amount of such overcharge, plus Interest calculated from the date of receipt by Contractor of the overcharged amount until the date of payment to Oncor. [*****].

Section 16.04 Contractor Internal Audits.

(a) If Contractor determines as a result of its own internal audit that it has overcharged Oncor, then within [*****] days following such determination Contractor shall pay to Oncor the amount of the overcharge, plus Interest calculated from the date of receipt by Contractor of the overcharged amount until the date of payment to Oncor.

(b) If Contractor determines as a result of its own internal audit (or audit conducted on its behalf by a contractor or any third party) that it is in breach of this Agreement, then within [*****] days following such determination Contractor shall notify Oncor of such breach.

Section 16.05 General Provisions.

(a) Except as otherwise required by Governmental Authorities or under applicable Law, Oncor Auditors may perform audits and inspections, in accordance with this Article, (i) upon reasonable notice to Contractor and during normal business hours, and (ii) only with respect to audits conducted under Section 16.03, no more frequently than once each year. Contractor shall reimburse Oncor for the reasonable amounts payable by Oncor to third party Oncor Auditors in connection with each audit conducted under Section 16.03 within thirty (30) days following Contractor’s receipt of an invoice from Oncor therefor. Oncor shall not engage any Oncor Auditor on a contingent or commission fee basis.

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Oncor Auditors shall not be given access to (i) the Confidential Information of Contractor that is not related to Oncor or the Services other than to confirm Contractor’s compliance with Section 15.08 of this Agreement, (ii) Contractor Facilities that are not related to Oncor or the Services or (iii) Contractor’s internal costs, except to the extent such costs are the basis upon which Oncor is charged or are necessary to calculate the applicable Fees.

(b) In performing audits and inspections under this Article, Oncor Auditors shall use commercially reasonable efforts to avoid unnecessary disruption of Contractor’s operations and unnecessary interference with Contractor’s ability to perform its obligations under this Agreement.

(c) Contractor shall provide to Oncor Auditors electronic data files containing all Contract Records for the entire audit period. Such data files shall be in a file format compatible with industry accepted financial software applications (such as Microsoft Excel, Access), and shall contain data elements of all items invoiced by Contractor to Oncor. Except to the extent otherwise agreed by the Parties, a sample listing of the potential data field requirements for such data files is included in Section 1 of Schedule N. In addition, as it is not administratively feasible for any Oncor Auditor to conduct an audit of the entire population of invoices contained within the Contract Records, Contractor agrees that statistical sampling and extrapolation techniques premised upon proven scientific principles and analyses may be used by the Oncor Auditors. Accordingly, except to the extent otherwise agreed by the Parties, Contractor shall comply with the provisions of Section 2 of Schedule N.

(d) Following any audit or inspection performed under this Article, Oncor shall provide to Contractor a copy of the resulting audit report (if any) and shall conduct, or request the relevant Oncor Auditor to conduct, an exit conference with Contractor to obtain factual concurrence with issues identified in the review. Contractor shall respond to each exit conference in writing within thirty (30) days following the completion of the applicable exit conference, unless a shorter response time is required by Governmental Authorities or applicable Law. Contractor and Oncor shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations identified in such exit conference and Contractor, at its expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to comply with Contractor’s obligations under this Agreement.

(e) Contractor shall provide to Oncor Auditors at Contractor Facilities (or, if the audit or inspection is being performed of a Contractor Agent, the Contractor Agent’s premises if necessary), space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office related equipment and duplicating services as Oncor Auditors may require to perform the audits and inspections described in this Article. Contractor shall provide any assistance reasonably requested by Oncor Auditors in conducting any such audit or inspection, including providing electronic access to Contractor’s data that is relevant to the Services, the Fees or Contractor’s performance of its other obligations under this Agreement, and installing and operating software that assists Oncor Auditors in performing audits and inspections under this Article.

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ARTICLE XVII

INSURANCE

Section 17.01 Insurance Coverage.

Contractor shall comply with the requirements specified on Schedule E.

Section 17.02 No Implied Limitation.

The rights of Oncor to insurance coverage under policies issued to or for the benefit of Oncor are independent of this Agreement and shall not be limited by this Agreement.

ARTICLE XVIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 18.01 Oncor Representations and Warranties.

Oncor represents and warrants as of the Master Effective Date that:

(a) Oncor is a limited liability company duly registered, validly existing and in good standing under the Laws of the State of Delaware.

(b) Oncor has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement.

(c) the execution, delivery, and performance of this Agreement has been duly authorized by Oncor and shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

(d) Oncor is duly licensed, authorized and qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Oncor’s ability to fulfill its obligations under this Agreement.

(e) there is no outstanding litigation, arbitrated matter or other dispute to which Oncor is a party which, if decided unfavorably to Oncor, would have a material adverse effect on Oncor’s ability to fulfill its respective obligations under this Agreement.

(f) Oncor is in compliance with all applicable Laws except where the failure to be in compliance would not have a material adverse effect on Oncor’s ability to fulfill its obligations under this Agreement.

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Section 18.02 Contractor Representations and Warranties.

Contractor represents and warrants as of the Master Effective Date that:

(a) Contractor is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Washington.

(b) Contractor has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement.

(c) the execution, delivery, and performance of this Agreement has been duly authorized by Contractor and shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

(d) Contractor is duly licensed, authorized and qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Contractor’s ability to fulfill its obligations under this Agreement.

(e) there is no outstanding litigation, arbitrated matter or other dispute to which Contractor is a party which, if decided unfavorably to Contractor, would have a material adverse effect on Contractor’s ability to fulfill its obligations under this Agreement.

(f) Contractor possesses the resources, capacity, expertise and ability to provide the Services.

(g) Contractor is in compliance with all applicable Laws except where the failure to be in compliance would not have a material adverse effect on Contractor’s ability to fulfill its obligations under this Agreement.

Section 18.03 Service Warranties.

(a) Following the date it is Completed, Contractor warrants that each item of Work Product (excluding Components) shall be free from all defects (whether latent or patent) for a period of [*****]. If Oncor discovers any breach of such warranty during such applicable period, Oncor shall provide notice thereof to Contractor. In the event Oncor discovers any breach of the warranty set forth in this subsection and provides notice thereof to Contractor during such applicable period: (i) Contractor shall, [*****]. The provisions of this subsection shall not limit Oncor’s rights and Contractor’s obligations under Article XIX, nor shall the provisions of this subsection limit Oncor’s right to make claims against Contractor for personal injury (including death) or any property loss or damage.

(b) As of the date it is Completed, Contractor warrants that each item of Work Product (excluding Components) shall fully comply with its applicable Specifications. If Oncor discovers any deviation from any such Specifications during the applicable period(s) set forth in the immediately following sentence, Oncor shall provide notice thereof to Contractor. For

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purposes of this subsection, the applicable periods shall be, following the Completion date of the applicable Work Product, a period of [*****]. Minor deviations that do not adversely affect serviceability or operability shall not be deemed to constitute deviations from Specifications. In the case of Work Product with different warranty periods for separate elements, each element shall be separately warranted for the designated period. In the event Oncor discovers any breach of the warranty set forth in this subsection and provides notice thereof to Contractor during the applicable aforesaid period: (i) Contractor shall, [*****]. The provisions of this subsection shall not limit Oncor’s rights and Contractor’s obligations under Article XIX, nor shall the provisions of this subsection limit Oncor’s right to make claims against Contractor for personal injury (including death) or any property loss or damage.

(c) As of the date it is Completed, each Service (excluding Work Product) shall be free from all defects in workmanship (whether latent or patent). If Oncor discovers any such defect during the applicable period(s) set forth in the immediately following sentence, Oncor shall provide notice thereof to Contractor. For purposes of this subsection, the applicable periods shall be, following the Completion date of the applicable Services (excluding Work Product), a period of [*****]. Minor deviations in workmanship that do not adversely affect serviceability or operability shall not be deemed to constitute defects. In the event Oncor discovers any breach of the warranty set forth in this subsection and provides notice thereof to Contractor during the applicable aforesaid period: (i) Contractor shall, [*****]. The provisions of this subsection shall not limit Oncor’s rights and Contractor’s obligations under Article XIX, nor shall the provisions of this subsection limit Oncor’s right to make claims against Contractor for personal injury (including death) or any property loss or damage.

(d) The foregoing warranties in this Section shall not apply to any damage to any item to the extent such damage is caused by any of the following [*****].

Section 18.04 Oncor Covenant.

Oncor covenants and agrees with Contractor that Oncor shall comply with all applicable Laws except where the failure to be in compliance would not have a material adverse effect on Oncor’s ability to fulfill its obligations under this Agreement or result in potential liability to Contractor.

Section 18.05 Contractor Covenants.

Contractor covenants and agrees with Oncor that:

(a) each item of Work Product shall be conveyed with good and (to the extent applicable) marketable title, free and clear of all security interests and other liens or encumbrances.

(b) Contractor shall pass-through to Oncor the representations, warranties and indemnities that Contractor receives with respect to each Component from the applicable manufacturer and/or supplier thereof, provided that Contractor shall use commercially reasonable efforts to obtain for Oncor the following warranties with respect to each Component provided by Contractor to the extent the following warranties are reasonably applicable and available: (i) that the Component complies with its manufacturer’s and/or supplier’s

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specifications in all material respects; (ii) that the Component is free from defects; (iii) that the Component complies with all applicable Laws; and (iv) that the Component does not infringe upon or misappropriate the intellectual property or other proprietary rights of any third party.

(c) the Services shall comply with all applicable Laws, including applicable Environmental Laws, excluding any charge of non-compliance to the extent based on Contractor’s compliance with any detailed, non-discretionary requirement contained in Specifications provided by Oncor or the Oncor Policies and Standards (except if Contractor knew or should have reasonably known that compliance with such requirement may or would violate applicable Laws). If Oncor discovers any breach of the covenant set forth in this subsection, Oncor shall provide notice thereof to Contractor. In the event Oncor discovers any breach of the covenant set forth in this subsection and provides notice thereof to Contractor: (i) Contractor shall, as directed and scheduled by Oncor and at Contractor’s expense, repair, replace re-perform or otherwise cure the Non-Conforming Service; and (ii) [*****]. If Contractor does not timely commence such repair, replacement, re-performance or other cure, does not diligently proceed with such repair, replacement, re-performance or other cure or does not Complete such repair, replacement, re-performance or other cure within a reasonable period of time, in each case as determined by Oncor in its sole discretion exercised in good faith (taking into account the exigencies imposed by the immediacy or emergency nature of the applicable situation), Oncor may credit or set-off against the amounts Oncor owes Contractor hereunder an amount equal to the Fees paid by Oncor to Contractor for the Non-Conforming Service and pursue any of Oncor’s other rights and remedies set forth in this Agreement or under applicable Law. The provisions of this subsection shall not limit Oncor’s rights and Contractor’s obligations under Article XIX, nor shall the provisions of this subsection limit Oncor’s right to make claims against Contractor for personal injury (including death) or any property loss or damage.

(d) Contractor shall comply with all applicable Laws, including applicable worker health and safety Laws, and labor and employment Laws (but excluding Environmental Laws), except where the failure to be in compliance would not have a material adverse effect on Contractor’s ability to fulfill its obligations under this Agreement or result in potential liability to Oncor. Contractor shall comply with all applicable Environmental Laws.

(e) Contractor shall promptly notify Oncor upon the occurrence of any of the following matters, whether occurring during or subsequent to providing any Services: (i) Contractor’s receipt of notice of any enforcement, cleanup, removal, potentially responsible party notice or other governmental or regulatory action or investigation instituted or threatened against Contractor pursuant to any Environmental Laws in connection with the Services; (ii) Contractor’s receipt of notice of any claim made or threatened by any person or entity against Oncor for Losses, personal injury (including death) or any property loss or damage arising out of the Services, or the use, disposal, disturbance, dispersal, spill or release of Hazardous Materials at any Work Site; and (iii) any report made by Contractor to a Governmental Authority with respect to Hazardous Materials spilled, released, disturbed, dispersed or deposited on or removed from any Work Site.

(f) Work Product, and any waste generated by Contractor, shall be manifested, stored, processed, transported, disposed of, recycled, recovered and reclaimed, in each case in accordance with all applicable Laws, including Environmental Laws.

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(g) none of the Services shall infringe upon or misappropriate the intellectual property or other proprietary rights of any third party and Contractor shall perform its responsibilities under this Agreement in a manner that does not infringe upon or misappropriate the intellectual property or other proprietary rights of any third party, excluding any infringement claim to the extent based on Contractor’s compliance with any detailed, non-discretionary requirement contained in Specifications provided by Oncor or the Oncor Policies and Standards (except if Contractor knew or should have reasonably known that compliance with such requirement may or would violate the intellectual property or other proprietary rights of any third party).

(h) none of the Contractor Resources or any other resources or items provided or made available by or through Contractor (excluding Work Product) shall infringe upon or misappropriate the intellectual property or other proprietary rights of any third party.

(i) Contractor shall provide the Services (i) in a professional and workmanlike manner, (ii) using sufficient Contractor Staff of suitable training, education, experience, know-how, competence and skills who are fully familiar with the Contractor Resources used to provide the Services and (iii) at levels of accuracy, quality, completeness, timeliness, safety responsiveness, resource efficiency and productivity, in each case in accordance with standards that are at least equal to the higher of Oncor’s requirements or the accepted industry standards of top tier providers of services similar to the Services.

(j) Contractor shall efficiently use the resources or services necessary to provide the Services, and shall provide the Services in the most cost-effective manner consistent with the required level of quality and performance.

(k) all of Contractor’s and its Affiliates’ business and affairs relating to this Agreement shall be carried out in accordance with the strictest standards of business ethics and codes of conduct. Contractor and its Affiliates shall not, under any circumstance, whether directly or indirectly, engage in or otherwise be concerned with any transaction, practice, method or arrangement that is corrupt, illegal, dishonest or improper. Contractor, its Affiliates and their respective employees and agents have not paid, offered, promised or authorized, and shall not pay, offer, promise or authorize, the payment of money or anything of value, whether directly or indirectly to any: (i) official, agent or employee of any Governmental Authority or of any department, agency or instrumentality thereof; (ii) political party official, political party or candidate for political office; or (iii) official, agent or employee of a public international organization in order to secure any improper advantage or influence or induce any official action or inaction in order to obtain, retain or direct business for or to any person or entity.

(l) Contractor shall provide the Services completely within the boundaries of an Oncor Facility or Work Site.

Section 18.06 Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND EACH EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND

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WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE AND NON-INFRINGEMENT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT: (A) CONTRACTOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING COMPONENTS; AND (B) ONCOR FACILITIES, ONCOR RESOURCES AND COMPONENTS THAT ARE PROVIDED OR MADE AVAILABLE BY ONCOR OR ONCOR AGENTS HEREUNDER ARE PROVIDED OR MADE AVAILABLE ON AN “AS-IS,” “WHERE-IS,” “WITH ALL FAULTS” BASIS WITH NO REPRESENTATIONS OR WARRANTIES WHATSOEVER.

ARTICLE XIX

INDEMNITIES

Section 19.01 Indemnity by Oncor.

Oncor shall indemnify the Contractor Indemnitees from, and defend and hold the Contractor Indemnitees harmless from and against, all Losses suffered, incurred or sustained by a Contractor Indemnitee or to which a Contractor Indemnitee becomes subject, to the extent resulting from or arising out of any third party claim (excluding the claims of any of Contractor’s Affiliates, but not those of their employees, agents and representatives):

(a) arising out of Oncor’s wrongful act or omission with respect to a third party except to the extent arising or resulting from Contractor’s action or inaction;

(b) arising out of the breach of any representation, warranty or covenant made by Oncor under Article XVIII;

(c) arising out of Oncor’s failure to obtain, maintain or comply with the Oncor Private Consents;

(d) [*****];

(e) any infringement claim to the extent based on Contractor’s compliance with any detailed, non-discretionary requirement contained in [*****] or the Oncor Policies and Standards (except if Contractor knew or should have reasonably known that compliance with such requirement may or would violate the intellectual property or other proprietary rights of any third party);

(f) arising out of Oncor’s breach of Article XIV;

(g) [*****]; or

(h) [*****].

Oncor shall indemnify Contractor from any expenses incurred in connection with the

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enforcement of this Section. IT IS THE EXPRESS INTENT OF THE PARTIES THAT, FOR PURPOSES OF THIS SECTION, LOSSES AND ONCOR’S OBLIGATION TO INDEMNIFY, DEFEND AND HOLD HARMLESS FOR THIRD PARTY CLAIMS SHALL INCLUDE LOSSES THAT MAY IN PART RESULT FROM OR ARISE OUT OF ANY CONTRACTOR INDEMNITEE’S CONCURRENT (1) NEGLIGENCE, (2) GROSS NEGLIGENCE, (3) STRICT LIABILITY OR (4) OTHER FAULT OF ANY NATURE, PROVIDED THAT IN EACH SUCH CASE, LIABILITY WILL BE APPORTIONED IN ACCORDANCE WITH EACH PARTY’S RESPECTIVE LEVEL OF FAULT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

Section 19.02 Indemnity by Contractor.

Contractor shall indemnify the Oncor Indemnitees from, and defend and hold the Oncor Indemnitees harmless from and against, all Losses suffered, incurred or sustained by an Oncor Indemnitee or to which an Oncor Indemnitee becomes subject, to the extent resulting from or arising out of any third party claim (excluding the claims of any of Oncor’s Affiliates or any Eligible Recipients, but not those of their employees, agents and representatives):

(a) arising out of Contractor’s breach or wrongful act or omission with respect to any duties or obligations of Contractor in respect of a third party (including any Contractor Agent);

(b) arising out of the breach of any representation, warranty or covenant made by Contractor under Article XVIII;

(c) arising out of Contractor’s failure to obtain, maintain or comply with the Required Consents;

(d) arising out of any amounts, including Taxes, interest and penalties, assessed against Oncor that are the obligation of Contractor pursuant to Section 15.07;

(e) arising out of Contractor’s provision of services for or on behalf of any third party other than an Eligible Recipient;

(f) arising out of Contractor’s breach of Article XIV;

(g) arising out of personal injury (including death) or any property loss or damage suffered by any member of the Contractor Group in connection with (i) the performance of the Agreement, (ii) the Services, (iii) the Work Product, (iv) any Materials, Equipment, Vehicles or other resources that are used or provided hereunder, or (v) any acts or omissions of any member of Contractor Group, including any acts or omissions of any member of Contractor Group while on any premises actually or allegedly owned, leased, licensed or otherwise used by Oncor, and including in each case Losses resulting from, arising out of or relating to, directly or indirectly, (A) any condition of such premises, (B) separate operations being conducted on such premises or (C) the imperfection or defective condition (whether latent or patent) of any Oncor Resources;

(h) arising out of personal injury (including death) or any property loss or damage suffered by any third party (excluding any member of the Contractor Group) in connection with any wrongful acts or omissions, negligence, gross negligence or breach hereunder of Contractor,

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including any wrongful acts or omissions, negligence, gross negligence or breach hereunder of Contractor while on any premises actually or allegedly owned, leased, licensed or otherwise used by Oncor;

(i) arising out of any spill, release, dispersal or disturbance by Contractor of any Hazardous Material, excluding circumstances in which Oncor is obligated to indemnify Contractor under Section 19.01(g);

(j) arising out of Contractor’s wrongful acts or omissions, negligence, gross negligence or breach of this Agreement with regard to Hazardous Materials; or

(k) arising out of the wrongful acts or omissions, negligence, gross negligence or breach hereunder of Contractor, but excluding those Losses within the scope of clauses (a) through (j) of this Section.

Contractor shall indemnify Oncor from any expenses incurred in connection with the enforcement of this Section. IT IS THE EXPRESS INTENT OF THE PARTIES THAT, FOR PURPOSES OF SUBSECTION (g) OF THIS SECTION, LOSSES AND CONTRACTOR’S OBLIGATION TO INDEMNIFY, DEFEND AND HOLD HARMLESS SHALL INCLUDE LOSSES RESULTING FROM OR ARISING OUT OF ANY ONCOR INDEMNITEE’S SOLE OR CONCURRENT (1) NEGLIGENCE, (2) GROSS NEGLIGENCE, (3) STRICT LIABILITY OR (4) OTHER FAULT OF ANY NATURE. IN ADDITION, IT IS THE EXPRESS INTENT OF THE PARTIES THAT, FOR PURPOSES OF THIS SECTION (EXCEPT FOR SUBSECTION (g) OF THIS SECTION), LOSSES AND CONTRACTOR’S OBLIGATION TO INDEMNIFY, DEFEND AND HOLD HARMLESS FOR THIRD PARTY CLAIMS SHALL INCLUDE LOSSES THAT MAY IN PART RESULT FROM OR ARISE OUT OF ANY ONCOR INDEMNITEE’S CONCURRENT (1) NEGLIGENCE, (2) GROSS NEGLIGENCE, (3) STRICT LIABILITY OR (4) OTHER FAULT OF ANY NATURE, PROVIDED THAT IN EACH SUCH CASE, LIABILITY WILL BE APPORTIONED IN ACCORDANCE WITH EACH PARTY’S RESPECTIVE LEVEL OF FAULT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

Section 19.03 Indemnification Procedures.

With respect to claims which are subject to indemnification under this Agreement (other than as provided in Section 19.04), the following procedures shall apply:

(a) Promptly after receipt by any person or entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee shall seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within forty-five (45) days’ following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee whether

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the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b) If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume control (subject to the indemnitee’s right to participate at its own expense) over the defense and settlement of the claim; provided, however, that (i) the indemnitor shall keep the indemnitee reasonably apprised at all times as to the status of the defense and (ii) the indemnitor shall obtain the prior approval of the indemnitee before entering into any settlement of such claim asserting any liability against or wrongdoing by the indemnitee, imposing any liability, obligation or restriction on the indemnitee or imposing an equitable remedy on the indemnitee, or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that to the extent permissible under applicable Law and to the extent that such conduct does or would not, or is not reasonably likely to result in, the waiver of or abandonment of legal privilege, in whole or in part, (1) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim and (2) the indemnitor shall pay the fees and expenses associated with such counsel if, in the reasonable judgment of the indemnitee, based on a written opinion of such counsel, there is a conflict of interest with respect to such claim which is not otherwise resolved or if the indemnitor has requested the assistance of the indemnitee in the defense of the claim or the indemnitor has failed to defend the claim diligently. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (A) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the consent of the indemnitor, (B) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto or (C) the time period within which to deliver a Notice of Election has not yet expired.

(c) If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the expense of the indemnitor.

(d) The indemnitee shall reasonably cooperate with the indemnitor in the conduct of a claim, including, in cases where Contractor is the indemnitor, by Oncor’s reasonable cooperation in the assertion of all statutory, common law and/or other immunities or defenses that Oncor may have in respect of such claim.

Section 19.04 Indemnification Procedures – Governmental Claims.

With respect to claims which are subject to indemnification under this Agreement that are brought by any Governmental Authority, the following procedures shall apply:

(a) Promptly after receipt by any person or entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim brought by any Governmental Authority in respect of which the indemnitee shall seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. No delay or failure to so

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notify the indemnitor shall relieve the indemnitor of its obligations under this Agreement except to the extent that the indemnitor has suffered actual prejudice by such delay or failure.

(b) The indemnitee shall be entitled, at its option, to have the claim handled pursuant to Section 19.03 or to retain sole control over the defense and settlement of such claim, provided that the indemnitee shall (i) keep the indemnitor reasonably apprised as to the status of the defense, (ii) consult with the indemnitor on a regular basis regarding claim processing (including actual and anticipated expenses) and litigation strategy, (iii) obtain prior approval of the indemnitor before entering any indemnitor settlement proposals or suggestions and (iv) use commercially reasonable efforts to minimize any amounts payable or reimbursable by the indemnitor.

Section 19.05 Additional Obligations.

In the event that any Service, Contractor Resource or any other resource or item provided or made available by or through Contractor (a) is alleged or found to infringe upon or misappropriate the intellectual property or other proprietary rights of any third party or (b) the continued use of any such item is enjoined (in either case (a) or (b), except to the extent any infringement claim is based on Contractor’s compliance with any detailed, non-discretionary requirement contained in Specifications provided by Oncor or the Oncor Policies and Standards, unless Contractor knew or should have reasonably known that compliance with such requirement may or would violate the intellectual property or other proprietary rights of any third party), Contractor shall, in addition to its obligations under Section 19.02 and in addition to any other rights or remedies Oncor has under this Agreement or under applicable Law, promptly and at Contractor’s expense and in such a manner as to minimize any disruptions to the applicable Oncor Indemnitees’ business(es) and operations, do one of the following: (1) obtain for the applicable Oncor Indemnitees the right to continue using such item; (2) modify the item in question so that it is no longer infringing (provided that such modification does not degrade the appearance, design, features, operations or functionality of the item or adversely effect the serviceability, safety, quality or intended use of the item); or (3) replace such item with a non-infringing item equivalent in design, features, operations, functionality and quality that is acceptable to the applicable Oncor Indemnitees.

Section 19.06 Subrogation.

In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims and defenses to which such indemnification relates but only to the extent it is in compliance with its indemnity obligations related to such rights.

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ARTICLE XX

DAMAGES

Section 20.01 Consequential Damages.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 20.02, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION OR CLAIM OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 20.02 Exclusions.

The limitations and exculpations of liability set forth in Section 20.01 and Section 20.05 shall not apply with respect to:

(a) [*****];

(b) [*****]; or

(c) [*****].

Section 20.03 Certain Equitable Remedies.

Subject to the immediately succeeding sentence, it is specifically understood and agreed that any breach or threatened breach of this Agreement by Contractor may result in irreparable injury to Oncor, that the remedy at Law alone may be an inadequate remedy for such breach or threatened breach and that, in addition to any other remedies Oncor has under this Agreement or under applicable Law for such breach or threatened breach, Oncor shall be entitled to seek to enforce the specific performance of this Agreement through both temporary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and without limitation of the rights to recover such damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, CONTRACTOR SPECIFICALLY UNDERSTANDS AND AGREES THAT ANY BREACH OR THREATENED BREACH OF ARTICLE VII, ARTICLE XIII, ARTICLE XIV, ARTICLE XIX OR ARTICLE XXII OR SECTION 12.01 BY CONTRACTOR, OR CONTRACTOR’S ABANDONMENT UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL RESULT IN IRREPARABLE INJURY TO ONCOR, THAT THE REMEDY AT LAW ALONE SHALL BE AN INADEQUATE REMEDY FOR SUCH BREACH OR THREATENED BREACH AND THAT, IN ADDITION TO ANY OTHER REMEDIES ONCOR HAS UNDER THIS AGREEMENT OR UNDER APPLICABLE LAW FOR SUCH BREACH OR THREATENED BREACH, ONCOR SHALL BE ENTITLED TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS AGREEMENT THROUGH BOTH

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TEMPORARY AND PERMANENT INJUNCTIVE RELIEF, WITHOUT THE NECESSITY OF PROVING ACTUAL DAMAGES OR POSTING BOND, AND WITHOUT LIMITATION OF THE RIGHTS TO RECOVER SUCH DAMAGES. SUCH RELIEF SHALL BE IN ADDITION TO WHATEVER OTHER REMEDIES MIGHT BE AVAILABLE TO ONCOR UNDER THIS AGREEMENT OR AT LAW.

Section 20.04 [*****].

Section 20.05 [*****].

ARTICLE XXI

TERMINATION

Section 21.01 Termination for Convenience.

(a) At any time, Oncor may terminate this Agreement in whole or any Service Area for convenience effective as of any date by giving Contractor notice of the termination at least [*****] days prior to the termination date specified in the notice.

(b) At any time, Oncor may terminate any Work Request for convenience effective as of any date by giving Contractor notice of the termination on or at any time prior to the termination date specified in the notice.

Section 21.02 Termination for Change in Control of Oncor.

In the event of a public or general announcement of the intent for a Change in Control of Oncor or an actual Change in Control of Oncor, Oncor may terminate this Agreement in whole by giving Contractor notice of the termination at least thirty (30) days prior to the termination date specified in the notice. Oncor may, upon becoming aware that such Change in Control shall not occur, rescind its notice of termination provided pursuant to this Section.

Section 21.03 Termination for Change in Control of Contractor.

In the event of a public or general announcement of the intent for a Change in Control of Contractor or an actual Change in Control of Contractor, Oncor may terminate this Agreement in whole by giving Contractor notice of the termination at least thirty (30) days prior to the termination date specified in the notice. Oncor may, upon becoming aware that such Change in Control shall not occur, rescind its notice of termination provided pursuant to this Section.

Section 21.04 Termination for Cause.

(a) Without limiting any other termination rights or remedies Oncor has under this Agreement or under applicable Law, if:

(i) Contractor materially defaults in the performance of any of its material obligations under this Agreement which is capable of being cured (including by the

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payment of money damages, when appropriate) and does not cure such default within [*****] after receipt of a notice of default from Oncor [*****];

(ii) Contractor materially defaults in the performance of any of its material obligations under this Agreement which is [*****];

(iii) Contractor repeatedly defaults in the performance of any of its obligations under this Agreement of which Contractor has received formal notice and which [*****]; or

(iv) Contractor breaches any representation and warranty made by Contractor under [*****] which is not cured (including by the payment of money damages, when appropriate) within [*****] after receipt of a notice of breach from Oncor [*****];

then Oncor may, by giving notice to Contractor, terminate this Agreement in whole or the affected Service(s), Service Area(s) or Work Request(s), as of the termination date specified in such notice. In addition, [*****], then in each case Oncor may, by giving notice to Contractor within [*****] following the end of the applicable year, terminate this Agreement in whole or the affected Service(s), Service Area(s) or Work Request(s), as of the termination date specified in such notice.

(b) If the unpaid balance of undisputed Fees owed by Oncor to Contractor exceeds [*****] for more than [*****] consecutive days, Contractor shall notify Oncor of such default and Oncor shall have [*****] days from receipt of Contractor’s notice to cure such default; provided, however, that during such [*****] day cure period Contractor must (i) provide Oncor with a second notice of default [*****] days after the initial notice, (ii) provide Oncor with a third notice of default [*****] days after the initial notice and (iii) call (and document such call) Oncor’s Chief Operating Officer during normal business hours regarding such default at least [*****]. If, notwithstanding Contractor’s compliance with this subsection, Oncor has not cured such default by the end of such [*****] day cure period, then Contractor may terminate this Agreement in whole by giving Oncor notice of the termination at least [*****] prior to the termination date specified in such notice.

(c) [*****].

(d) [*****].

Section 21.05 Termination for Insolvency.

In the event that Contractor (or any Affiliate of Contractor providing any material Services or any material portion of the Services under this Agreement) (a) files for bankruptcy, (b) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer that is not dismissed within sixty (60) days, (c) passes a resolution for its voluntary liquidation, (d) has a receiver or manager appointed over all or substantially all of its assets, (e) makes an assignment for the benefit of all or substantially all of its creditors, (f) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations or (g) experiences an event

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analogous to any of the circumstances described in clauses (a) through (f) of this Section in any jurisdiction in which any of its assets are situated, then Oncor may, by giving notice to Contractor, terminate this Agreement in whole as of the termination date specified in such notice. If Oncor elects to terminate this Agreement in whole pursuant to this Section, such termination shall be deemed to be a termination for cause hereunder.

Section 21.06 Termination for Convenience Charge.

Schedule R sets out the [*****] if Oncor terminates this Agreement in whole or a Service Area under Section 21.01 or Section 21.02, or if Contractor terminates this Agreement in whole or the [*****] under Section 2.04(g)(ii) or terminates the [*****] under Section 2.04(g)(iii). Any [*****] in accordance with this Section shall [*****] as set forth in Schedule R. Except as otherwise expressly set forth in this Section, no other [*****] by a Party that terminates this Agreement (or any portion thereof) under an express termination right set forth in this Agreement.

ARTICLE XXII

TERMINATION ASSISTANCE SERVICES

Section 22.01 Termination Assistance Services.

Oncor shall provide Contractor with notice of the occurrence of an Assistance Event, which shall state whether Termination Assistance Services from Contractor are required, and provide a non-binding estimate of the duration of the applicable Termination Assistance Period. During the Termination Assistance Period with respect to an Assistance Event, Contractor shall provide the Termination Assistance Services requested by Oncor in connection with such Assistance Event. Following Contractor’s receipt of Oncor’s notice of the occurrence of an Assistance Event, Contractor shall prepare (and Oncor shall cooperate with Contractor in preparing) a Termination Assistance Plan pursuant to Section 22.02. Notwithstanding any other provision of this Agreement, (a) the Services that are being provided as of the date of Oncor’s notice of an Assistance Event and that Oncor requests Contractor to continue to provide as part of the Termination Assistance Services provided in connection with such Assistance Event (the “Ongoing Services”) shall continue to be provided and paid for [*****]. The quality and level of Services during a Termination Assistance Period shall not be degraded and Contractor shall provide the Termination Assistance Services in a manner designed to minimize any adverse impact on Oncor’s business and operations. For the avoidance of doubt, if a Termination Assistance Period extends beyond the expiration or effective date of termination of this Agreement, the provisions of this Agreement shall remain in full effect for the entire duration of such Termination Assistance Period.

Section 22.02 Termination Assistance Plan.

Termination Assistance Services shall be conducted in accordance with a detailed written plan (the “Termination Assistance Plan”) which shall include: (a) a description of the Termination Assistance Services; (b) a schedule of pre-migration, migration and post-migration activities; (c) a description of the resources, methods and personnel (including Key Personnel)

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Contractor shall use to provide the Termination Assistance Services; (d) a schedule of migration activities; (e) a detailed description of the respective roles and responsibilities of Oncor and Contractor; (f) the Fees payable by Oncor to Contractor for the Termination Assistance Services, if any; (g) such planning as is necessary to effect the migration of the Services to Oncor or its designee(s); (h) a description of any assets to be transferred to Oncor or its designee(s); and (i) such other information and planning as are necessary to ensure that the migration takes place on schedule and with minimal adverse impact on Oncor’s business and operations. The Parties shall jointly prepare and finalize the Termination Assistance Plan in accordance with Oncor’s reasonable timeframe and requirements; provided that each Termination Assistance Plan shall be subject to approval by Oncor.

Section 22.03 [*****].

Section 22.04 Termination Rights.

(a) As soon after the occurrence of an Assistance Event as an applicable item of Oncor Resources is no longer necessary for the provision of the Services, the rights granted to Contractor and Contractor Agents in Section 13.01 shall immediately terminate and Contractor shall, and shall cause Contractor Agents to, promptly deliver or release back to Oncor, at no expense to Oncor, such item (other than Oncor Intangible Materials and Confidential Information of Oncor):

(i) in good working condition, reasonable wear and tear excepted, if Contractor has been responsible for such item’s care, custody, and control, or

(ii) without damage caused by Contractor, if Contractor has not been responsible for such item’s care, custody, and control,

in each case, unless otherwise agreed by the Parties. In addition, as soon after the occurrence of an Assistance Event as such items are no longer necessary for the provision of the Services, Contractor shall, and shall cause Contractor Agents to, promptly return a copy to Oncor and destroy or erase all remaining copies of the Oncor Intangible Materials and Confidential Information of Oncor (except that Contractor may keep one copy of the Oncor Data, subject to Section 14.04, solely for legal archival purposes to assure compliance with this Agreement and for use in the event of a dispute arising under or in connection with this Agreement). Contractor shall, upon Oncor’s request, certify to Oncor that all such copies (excluding only the archival copy described in the immediately preceding sentence) have been so returned, destroyed or erased.

(b) Upon Oncor’s request after the occurrence of an Assistance Event, and upon completion of the relevant Termination Assistance Services (or portion thereof):

(i) With respect to any Contractor Proprietary Intangible Materials that are licensed to Oncor under Section 13.02(a) and are associated with the Service or Services that are the subject of the Assistance Event, Contractor shall deliver to Oncor or its designee(s) a copy of such Contractor Proprietary Intangible Materials in the form in use to provide the Services (including source code), and Oncor shall have the rights described in Section 13.02(a) in respect of such materials.

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(ii) With respect to any subcontracts with Contractor Agents for construction or operations and maintenance Services that are the subject of the Assistance Event, Contractor shall, and shall use commercially reasonable efforts to cause Contractor Agents to, (i) deliver to Oncor or its designee(s) the originals or photocopies of the then current versions of such subcontracts and (ii) transfer or assign such subcontracts to Oncor or its designee(s) on terms and conditions acceptable to all applicable parties. Contractor shall pay any transfer, assignment, switching, termination or other fees or expenses payable under such subcontracts in connection with the transfer or assignment of any such subcontracts.

(c) If Contractor proposes to deliver or release for auction any tangible Contractor Proprietary Resource associated with the Service or Services that are the subject of an Assistance Event within ninety (90) days after such tangible Contractor Proprietary Resource is no longer used to provide Services (excluding, for the avoidance of doubt, any sale of all or substantially all of the assets of Contractor or any subsidiary of Contractor other than in connection with a liquidation of Contractor or that subsidiary of Contractor), then Contractor shall provide Oncor with a reasonable period of time (not to exceed thirty (30) days) for Oncor to determine whether it wishes to purchase such tangible Contractor Proprietary Resources before Contractor delivers or releases such items for auction. If Oncor elects to purchase any or all such tangible Contractor Proprietary Resources, such items shall be sold to Oncor free and clear of all liens, security interests and other encumbrances at their fair market value as determined pursuant to an agreed-upon third party appraiser.

(d) [*****].

Section 22.05 Termination Assistance Services Upon Partial Termination.

[*****].

Section 22.06 [*****].

ARTICLE XXIII

MISCELLANEOUS PROVISIONS

Section 23.01 Assignment.

This Agreement and the rights, obligations and remedies hereunder (including any amounts to be paid or received hereunder) shall not be assignable or transferable by either Party (including by operation of Law) without the prior consent of the other Party (to be given in its sole discretion). Notwithstanding the immediately preceding sentence, Oncor may assign and transfer this Agreement to an Affiliate or pursuant to a reorganization or Change in Control of Oncor (including by operation of Law) without such consent; provided that the assignee must execute and deliver to Contractor a document under which the assignee agrees to be bound by, assume and perform all of Oncor’s obligations, liabilities and responsibilities hereunder that arise after the date of such assignment. If the assignee assumes all of Oncor’s obligations, liabilities and responsibilities hereunder, including those arising both before and after the date of

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assignment, and has a credit and financial strength at least equal to Oncor’s, then Oncor shall be released from all obligations and liability under this Agreement. The consent of a Party to any assignment of this Agreement shall not constitute such Party’s consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section shall be void.

Section 23.02 Covenant Against Pledging.

Contractor agrees that, without the prior consent of Oncor, Contractor shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Oncor under this Agreement for any reason whatsoever. To the extent Oncor permits Contractor to assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from Oncor under this Agreement, Contractor shall continue to be Oncor’s sole point of contact with respect to this Agreement, including with respect to payment. Any person or entity to which such rights are assigned, transferred, pledged, hypothecated or otherwise encumbered shall not be considered a third party beneficiary under this Agreement and shall not have any rights or causes of action against Oncor.

Section 23.03 Notices.

Except as otherwise expressly specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgments, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given immediately when sent by facsimile to the facsimile number specified below or immediately when delivered by hand to the address specified below, or one business day after delivery by express overnight delivery service. A copy of any such notice shall also be sent by express overnight delivery on the date such notice is transmitted by facsimile to the facsimile number specified below.

In the case of Oncor:

ONCOR ELECTRIC DELIVERY COMPANY LLC

1601 Bryan

Dallas, Texas 75201

Fax: (214) 486-2190

Attention: Vice President, Asset Management

With a copy to:

ONCOR ELECTRIC DELIVERY COMPANY LLC

1601 Bryan

Dallas, Texas 75201

Fax: (214) 486-2067

Attention: General Counsel

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and

In the case of Contractor:

INFRASTRUX GROUP, INC.

P.O. Box 15505

Pittsburgh, Pennsylvania 15244

Fax: (412) 787-1516

Attention: Chief Executive Officer

With a copy to:

INFRASTRUX GROUP, INC.

600 University Street, Suite 600

Seattle, Washington 98101

Fax: (206) 494-4011

Attention: Chief Operating Officer

Either Party may change its address or facsimile number for notification purposes by giving the other Party notice of the new address or facsimile number and the date upon which it shall become effective.

Section 23.04 Time is of the Essence.

Contractor acknowledges that time is of the essence with respect to the performance of Contractor’s obligations under this Agreement.

Section 23.05 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

Section 23.06 Consents, Approvals and Requests.

Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

Section 23.07 Severability.

In the event that any provision of this Agreement conflicts with the Law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the greatest extent

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permitted by Law.

Section 23.08 Delays; Waivers.

Except where an express time frame is set forth in this Agreement, no delay or omission by either Party to exercise any right, remedy or power it has under this Agreement shall impair or be construed as a waiver of such right, remedy or power. A waiver by any Party of any breach or covenant in this Agreement shall not be construed to be a waiver of any other or succeeding breach or covenant. All waivers must be signed by an authorized representative of the Party waiving its rights.

Section 23.09 Remedies Cumulative.

Except as expressly provided in this Agreement, no right or remedy under operation of Law or herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under Law, whether now or hereafter existing.

Section 23.10 Entire Agreement.

This Agreement and the Assignment and Assumption Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter, and there are no other representations, warranties, promises, covenants, commitments, understandings or agreements between the Parties relative to such subject matter.

Section 23.11 Amendments.

No amendment, modification, change or supplement to this Agreement shall be valid unless in writing and signed by authorized representatives of each of Oncor and Contractor.

Section 23.12 Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. In addition, all provisions of this Agreement shall survive any termination or expiration of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed by this Agreement.

Section 23.13 Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties and their permitted assigns and each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties and their permitted assigns; provided, however, that Contractor and Oncor acknowledge and agree that (a) Oncor Indemnities and Contractor Indemnitees are express third-party beneficiaries of Article XIX, (b) Oncor shall be entitled to assert actions and claims against Contractor on behalf of all Eligible Recipients that have received Services as if such Eligible Recipients were express third-party beneficiaries of

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this Agreement, (c) Losses suffered by each Eligible Recipient arising out of or relating to Contractor’s performance or failure to perform under this Agreement shall be deemed to be the Losses of Oncor and (d) Losses suffered by each Eligible Recipient of the type contemplated by Section 20.02 shall be deemed to be Losses of Oncor under Section 20.02; [*****].

Section 23.14 Independent Relationship.

The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall operate or be construed as making either Oncor or Contractor partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, affiliate or subcontractor retained by Contractor to perform work on Oncor’s behalf under this Agreement shall be deemed to be an employee, agent or contractor of Oncor. Nothing in this Agreement shall operate or be construed to limit Contractor’s responsibility for the acts, omissions, negligence and gross negligence of the Contractor Staff, or be construed as joint employment of the Contractor Staff.

Section 23.15 Negotiated Terms.

The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

Section 23.16 Conflict of Interest.

Contractor shall not pay any salaries, commissions, fees or make any payments or rebates to any employee of Oncor, or to any designee of such employee, or favor any employee of Oncor, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value.

Section 23.17 Headings.

The Table of Contents, Table of Schedules, and Article and Section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

Section 23.18 [*****].

Section 23.19 Publicity.

Contractor shall submit to Oncor all advertising, written sales promotions, press releases and other matters relating to this Agreement and shall not publish or use such advertising, sales promotions, press releases or matters without Oncor’s consent.

Section 23.20 Covenant of Further Assurances.

Oncor and Contractor covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of Oncor and Contractor shall

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execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

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IN WITNESS WHEREOF, each of Oncor and Contractor has caused this Master Agreement to be signed and delivered by its duly authorized representative.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ James A. Greer
Name:	James A. Greer
Title:	Senior Vice President

INFRASTRUX GROUP, INC.

By:	/s/ Michael T. Lennon
Name:	Michael T. Lennon
Title:	President and Chief Executive Officer

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TABLE OF SCHEDULES

Schedule A	Defined Terms
Schedule B	Service Levels
Schedule C	Fees
Schedule D	Oncor Policies and Standards
Schedule E	Insurance
Schedule F	[*****]
Schedule G	Managed Contracts
Schedule H	Reports
Schedule I	Reserved
Schedule J	Key Personnel
Schedule K	[*****]
Schedule L	Reserved
Schedule M	Approved Contractor Agents
Schedule N	Auditing Procedures
Schedule O	Texas Direct Payment Exemption Certification
Schedule P	Excluded Contractor Materials
Schedule Q	Committed Work
Schedule R	Termination for Convenience Charge
Schedule S	Agreement Date Conditions
Schedule T	[*****]
Schedule U	[*****]

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SCHEDULE A

MASTER AGREEMENT

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Abandon” or “Abandonment” shall mean Contractor’s willful termination or willful non-performance that is impermissible under this Agreement.

[*****].

[*****].

“Affiliate” shall mean, as to any entity, any other entity that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such first entity; as used herein, entity shall mean any company, partnership, joint venture or other form of enterprise, domestic or foreign.

“Affiliate Standards” shall have the meaning set forth in Section 3.11.

“Agreement” shall mean this Master Agreement and all Work Requests entered into by the Parties under this Master Agreement, together with all of the attachments hereto and thereto.

“Agreement Date” shall mean the later of (a) August 1, 2008 or (b) the date on which the Parties agree in writing that Contractor has demonstrated to Oncor’s reasonable satisfaction that all of the conditions specified on Schedule S have been satisfied.

[*****].

[*****].

[*****].

[*****].

“Approved Contractor Agent” shall mean those Contractor Agents that are pre-approved by Oncor, including those Contractor Agents identified on Schedule M.

“Approved Vendor” shall have the meaning set forth in Section 3.07(a).

[*****].

[*****].

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MASTER AGREEMENT

“At Risk Amount” shall, with respect to each Service Area, have the applicable meaning set forth in Schedule B.1.

“Availability Date” shall have the meaning set forth in Section 23.18.

“Benchmarker” shall have the meaning set forth in Section 8.02(a).

“Benchmarking” shall have the meaning set forth in Section 8.02(a).

“Business Continuity and Disaster Recovery Plan” shall mean Contractor’s business continuity and disaster recovery plan for the Services.

“Change Control Procedures” shall mean the written change control procedures for managing changes to the Services and Fees.

“Change in Control” shall mean the (a) consolidation or merger of a Party with or into any entity (other than the consolidation or merger of a Party with an Affiliate of such Party in which such Party is the surviving entity of such consolidation or merger), (b) sale, transfer or other disposition of all or substantially all of the assets of a Party in one transaction or a series of related transactions or (c) acquisition by any entity, or group of entities acting in concert, of beneficial ownership (as defined in Rule 13d-3 of the Securities Act of 1934) or voting control of greater than 50% (or such lesser percentage that constitutes Control) of the outstanding voting securities or other ownership interests of a Party; provided, however, that an initial public offering of a Party’s voting securities shall not qualify as a Change in Control of such Party.

[*****].

[*****].

[*****].

“Complete”, “Completed” and “Completion” shall mean the date that Contractor has completed its provision of a Service in accordance with this Agreement.

“Component” shall mean Tangible Materials that are attached to or incorporated into Work Product.

[*****].

“Confidential Information” of Oncor or Contractor, as applicable, shall mean all information (regardless of form) of Oncor and Contractor, respectively, whether disclosed to or accessed by Oncor or Contractor in connection with this Agreement, including, with respect to Oncor, the Specifications, all Oncor Data, all Oncor Policies and Standards, Oncor Intangible Materials and all information of Oncor and Oncor Agents or their customers, suppliers, contractors and other third parties doing business with Oncor; provided, however, that except to

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MASTER AGREEMENT

the extent otherwise provided by Law, the term “Confidential Information” shall not include information that (a) is independently developed by the recipient, as demonstrated by the recipient’s written records, without violating the disclosing Party’s rights, (b) is or becomes publicly known (other than through unauthorized disclosure by or through a Party), (c) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (d) was already known by the recipient at the time of disclosure, as demonstrated by the recipient’s written records, and the recipient has no obligation of confidentiality with respect to said information other than pursuant to this Agreement or any confidentiality agreements between Oncor and Contractor entered into before the Master Effective Date with respect to said information or (e) is rightfully received by a Party free of any obligation of confidentiality, provided that (i) such recipient has no knowledge that such information is subject to a confidentiality agreement and (ii) such information is not of a type or character that a reasonable person would have regarded it as confidential.

[*****].

“Consumables” shall mean goods and services that Contractor purchases and consumes or uses in providing the Services, excluding Work Product and Components and in any event excluding the Services.

“Contract Coordinator” shall mean the Oncor Contract Coordinator or the Contractor Contract Coordinator, as applicable.

“Contract Manager” shall mean the Oncor Contract Manager or the Contractor Contract Manager, as applicable.

“Contract Records” shall have the meaning set forth in Section 16.01.

“Contract Year” shall mean (a) with respect to the first Contract Year, the period of time commencing on the Master Effective Date and continuing until the first anniversary of the Agreement Date, and (b) with respect to each subsequent Contract Year, each twelve (12) month (or shorter) period commencing on the completion of the immediately preceding Contract Year. If any Contract Year is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period. For the avoidance of doubt, the last Contract Year may be less than twelve (12) months.

“Contractor” shall have the meaning set for in the preamble.

“Contractor Agents” shall mean the agents, subcontractors, contractors, suppliers and representatives of Contractor, including any vendors (such as Approved Contractors) from which Contractor procures Components.

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MASTER AGREEMENT

“Contractor Contract Coordinator” shall have the meaning set forth in Section 9.07(b).

“Contractor Contract Manager” shall have the meaning set forth in Section 9.07(a).

“Contractor Facility” shall mean any Contractor facility owned, leased or licensed by Contractor.

“Contractor Governmental Consents” shall mean all licenses, consents, permits, approvals, authorizations and other actions of any Governmental Authority, or any notice to any Governmental Authority, which are required by Law for the entering into of this Agreement by Contractor or are specifically applicable to the businesses of Contractor, Contractor as a service provider or Contractor’s provision of the Services.

“Contractor Group” shall mean Contractor, Contractor Agents and their respective Affiliates, officers, directors, partners, limited partners, shareholders, associates, employees, agents, subcontractors, contractors, suppliers and representatives.

“Contractor Indemnitees” shall mean Contractor and its officers, directors, employees, agents, representatives, successors and assigns.

“Contractor Intangible Materials” shall mean the Contractor Proprietary Intangible Materials and the Contractor Third Party Intangible Materials (which in each case exclude Excluded Contractor Materials).

“Contractor Private Consents” shall mean all licenses, consents, permits, approvals, authorizations and other actions that are necessary for Contractor to provide the Services or which allow, among other things: (a) Contractor and Contractor Agents to use (i) the Contractor Resources and (ii) Contractor’s and Contractor Agents’ other owned, leased and licensed assets; (b) Contractor and Contractor Agents to use any third party services procured by Contractor or Contractor Agents to provide the Services; and (c) Oncor and Oncor Agents to use the Contractor Resources in accordance with this Agreement; provided that this definition shall not include any Contractor Governmental Consents.

“Contractor Proprietary Intangible Materials” shall mean the Intangible Materials that are owned, acquired or developed by or on behalf of Contractor or its Affiliates and used in connection with the Services, excluding in each case any Work Product and any Excluded Contractor Materials.

“Contractor Proprietary Resources” shall mean the Materials, Equipment, Vehicles and other resources that are owned, acquired or developed by or on behalf of Contractor or its Affiliates and used in connection with the Services, excluding in each case any Work Product and any Excluded Contractor Materials.

“Contractor Resources” shall mean the Contractor Proprietary Resources and the

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MASTER AGREEMENT

Contractor Third Party Resources.

“Contractor Staff” shall mean the personnel of Contractor and Contractor Agents who provide the Services.

“Contractor Third Party Intangible Materials” shall mean the Intangible Materials that are licensed, leased or otherwise obtained by Contractor or Contractor Agents from a third party (other than Contractor’s Affiliates) and used in connection with the Services, excluding in each case any Work Product and any Excluded Contractor Materials.

“Contractor Third Party Resources” shall mean the Materials, Equipment, Vehicles and other resources that are licensed, leased or otherwise obtained by Contractor or Contractor Agents from a third party (other than Contractor’s Affiliates) and used in connection with the Services, excluding in each case any Work Product and any Excluded Contractor Materials.

“Control” shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

[*****].

“Data Safeguards” shall have the meaning set forth in Section 14.03.

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[*****].

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“Direct Source Components” shall have the meaning set forth in Section 3.07(a).

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“Distribution System” shall mean that portion of the electric delivery system operating at under 60 kilovolts (kV) that delivers electric energy to customers.

“ECA Adjustment Date” shall have the meaning set forth in Schedule C.

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SCHEDULE A

MASTER AGREEMENT

“Economic Change Adjustment” or “ECA” shall have the meaning set forth in Schedule C.

“Electrical System” shall mean the Distribution System and the Transmission System.

“Eligible Recipients” shall mean any of the following as designated by Oncor: (a) any Affiliate of Oncor; (b) entities that purchase from Oncor or any Affiliate of Oncor all or substantially all of the assets of Oncor or such Affiliate, or any division, marketing unit, business unit, or administrative unit of Oncor or such Affiliate; (c) any entity that after the Master Effective Date is created using assets of Oncor or any Affiliate of Oncor; (d) any entity into which Oncor or any Affiliate of Oncor merges or consolidates, provided that such entity has assumed Oncor’s obligations under this Agreement; (e) any entity which merges into or consolidates with Oncor or any Affiliate of Oncor; (f) any entity, including any corporation, joint venture, or partnership, Controlled by Oncor or any Affiliate of Oncor and/or as to which Oncor or such Affiliate has management or operational responsibility by Law or contract; and (g) other entities to which the Parties agree.

“Embedded Material” shall have the meaning set forth in Section 13.04.

“Emergency Events” shall have the meaning set forth in Section 3.04.

“Emergency Services” shall mean those Services that are provided in order to restore electrical service to Oncor customers during and after Emergency Events.

“Environmental Law” shall mean any and all Laws pertaining to human health, safety or the environment, including the following statutes and any applicable analogous or equivalent state or local equivalents thereof and any rules and regulations promulgated pursuant thereto: the Federal Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Oil Pollution Act of 1990, the National Environmental Policy Act, the Hazardous Materials Transportation Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act of 1990.

“Equipment” shall mean all machinery, tools, supplies and other movable property, together with all attachments, modifications, enhancements, improvements, documentation thereto and Upgrades thereof.

“Escalated Hiring Fee” shall mean, with respect to any employee, [*****].

“Excluded Contractor Materials” shall mean the Intangible Materials identified on Schedule P, any hard copies of such Intangible Materials and any user manuals and other documentation describing the use of such Intangible Materials.

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SCHEDULE A

MASTER AGREEMENT

“Executive Sponsors” shall have the meaning set forth in Section 12.02(b).

“Expected Service Level” shall mean the expected level of performance for a Service, as set forth in the column headed “Expected Service Level” on Schedule B.1.

“Extension Period” shall have the meaning set forth in Section 2.02.

“Facility” shall mean any Oncor Facility or Contractor Facility.

“Fees” shall mean the fees set forth on Schedule C payable for Services described in each Work Request and any other amounts payable by Oncor to Contractor pursuant to the express terms of this Agreement.

“Field Services” shall have the meaning set forth in Section 3.02(a)(i).

“Fixed Price” shall mean the firm fixed price approved by Oncor for all or any part of a Service.

“Force Majeure Event” shall have the meaning set forth in Section 7.02.

“GAAP” shall mean Generally Accepted Accounting Principles in the United States[*****].

“Governmental Authority” shall mean any federal, state, municipal, local, territorial or other governmental department, regulatory authority, judicial or administrative body, whether domestic, foreign or international.

“GPI” shall have the meaning set forth on Schedule B.

“Hazardous Material” shall mean any wastes, substances, radiation, or items (whether solids, liquids, gases or particulates) (a) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (b) that are or become defined as “pollutants”, “contaminants”, “hazardous substances”, “hazardous wastes” or other similar designations in, or otherwise subject to regulation under any Laws or (c) that cause or threaten to cause a nuisance, as defined under applicable Environmental Laws, to the facility or to adjacent properties. Hazardous Materials include any items that contain polychlorinated biphenyls, asbestos or asbestos-containing materials, lead-based paints, ureaformaldehyde foam insulation, and petroleum, hydrocarbons or any by-product or derivative thereof or petroleum products (including gasoline, crude oil or any fraction thereof or any additives thereto).

[*****].

“Hourly Rates” shall mean the hourly rates set forth on Schedule C.1.

“Hourly Services” shall mean those Services to which no Fixed Price or Unit Price apply.

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SCHEDULE A

MASTER AGREEMENT

“Inherent Services” shall have the meaning set forth in Section 3.02(a)(iii).

“Initial Master Term” shall have the meaning set forth in Section 2.01.

“Initial Work Request Term” shall have the meaning set forth in Section 2.03.

“Intangible Materials” shall mean all formulae, algorithms, processes, process improvements, procedures, designs, ideas, concepts, research, discoveries, inventions and invention disclosures (whether or not patentable or reduced to practice), know-how, proprietary information and methodologies; technology, software, databases, specifications and all records thereof, including documentation, design documents and analyses, studies, tools, plans, models, flow charts, reports and drawings; in each case, in whatever form or media, including the tangible media upon which they are recorded or printed, together with all attachments, modifications, enhancements, improvements, documentation thereto and Upgrades thereof.

“Interest” shall mean the rate of interest announced, from time to time, by Citibank, N.A., at its principal office in the United States of America as its prime commercial lending rate plus two percent, but in no event to exceed the highest lawful rate of interest.

“Jointly Developed Items” shall have the meaning set forth in Section 13.05.

“Key Personnel” shall mean the Contractor Staff identified on Schedule J.

[*****].

“Law” shall mean any declaration, decree, directive, legislative enactment, statute, order, ordinance, regulation, rule or other binding action of or by any Governmental Authority.

[*****].

“Losses” shall mean any damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) or expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants, experts and other professionals or other reasonable fees and expenses of litigation, mediation, arbitration or other actions or proceedings or of any claim, default or assessment). Without limiting the foregoing, Losses include all expenses incurred in connection with removal or remedial actions under applicable Laws

“Managed Contracts” shall mean the third party contracts specified on Schedule G.

“Master Agreement” shall have the meaning set forth in the preamble.

“Master Effective Date” shall have the meaning set forth in the preamble.

“Master Expiration Date” shall mean December 31, 2018.

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SCHEDULE A

MASTER AGREEMENT

“Master Term” shall mean the Initial Master Term, as extended by (a) any Extension Period, (b) any period of time during which the Master Agreement is renewed and (c) any Termination Assistance Period.

“Materials” shall mean Tangible Materials and Intangible Materials.

“Measurement Window” shall mean the timeframe during, or frequency by, which a Service Level shall be measured, as set forth in the column headed “Measurement Window” on Schedule B.1.

“Minimum Service Level” shall mean the minimum level of performance for a Service, as set forth in the column headed “Minimum Service Level” on Schedule B.1.

“Minimum Service Level Default” shall mean any failure by Contractor at any time to meet or exceed the Minimum Service Level for any Service Level [*****].

[*****].

[*****].

[*****].

[*****].

“MWBEs” shall have the meaning set forth in Section 9.13.

“Non-Conforming Service” shall mean any Service which possesses any defect in workmanship or otherwise does not comply with the requirements of this Agreement.

“Non-Conforming Work Product” shall mean any Work Product which possesses any defect, does not comply with its Specifications or otherwise does not comply with the requirements of this Agreement.

“Notice of Election” shall have the meaning set forth in Section 19.03(a).

“Oncor” shall have the meaning set forth in the preamble.

“Oncor Agents” shall mean the agents, subcontractors, contractors, suppliers and representatives of Oncor, other than Contractor and Contractor Agents.

“Oncor Auditors” shall have the meaning set forth in Section 16.02.

“Oncor Contract Coordinator” shall have the meaning set forth in Section 10.01(b).

“Oncor Contract Manager” shall have the meaning set forth in Section 10.01(a).

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SCHEDULE A

MASTER AGREEMENT

“Oncor Data” shall mean any data or information of Oncor that is provided to or obtained by Contractor in connection with the negotiation and execution of this Agreement or the performance of its obligations under this Agreement, including data and information with respect to the businesses, customers, operations, facilities, products, rates, regulatory compliance, competitors, markets, service territory, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances of Oncor. Oncor Data also shall mean any data or information solely related to Oncor that is obtained, developed or produced by Contractor in the performance of its obligations under this Agreement.

“Oncor Facilities” shall mean any facility owned, leased, licensed or otherwise used by Oncor for which Contractor has received Oncor’s express approval to use for Services in accordance with Section 5.04(a).

“Oncor Indemnitees” shall mean Oncor and its Affiliates and their respective officers, directors, employees, Oncor Agents, representatives, successors and assigns. For the avoidance of doubt, to the extent an Eligible Recipient is, or was at any time, receiving Services or Equipment, Oncor Indemnities shall be read and understood to include such Eligible Recipient and its officers, directors, employees, agents, representatives, successors and assigns.

“Oncor Intangible Materials” shall mean Intangible Materials that are owned, leased or licensed by Oncor and provided by Oncor for use by Contractor or Contractor Agents in providing the Services.

“Oncor Policies and Standards” shall mean all of the policies and standards of Oncor that are in effect as of the Master Effective Date and specifically listed on Schedule D, as the same are in effect on the Master Effective Date, and all updates and modifications and new additions thereto of which Oncor provides Contractor a notice following the Master Effective Date.

“Oncor Private Consents” shall mean all licenses, consents, permits, approvals, authorizations and other actions which allow Contractor and Contractor Agents to use (a) the goods or services provided for the benefit of Oncor under Oncor’s third party contracts, (b) the Oncor Resources and (c) Oncor’s other owned, leased and licensed assets.

“Oncor Proprietary Resources” shall mean the Materials, Equipment, Vehicles and other resources that are owned, acquired or developed by Oncor or Oncor Agents (excluding Contractor and Contractor Agents) and provided by Oncor for use by Contractor or Contractor Agents in providing the Services.

“Oncor Resources” shall mean the Oncor Proprietary Resources and the Oncor Third Party Resources.

“Oncor Third Party Resources” shall mean the Materials, Equipment, Vehicles and other resources that are licensed, leased or otherwise obtained by Oncor or Oncor Agents (excluding Contractor and Contractor Agents) from a third party and provided by Oncor for use by

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MASTER AGREEMENT

Contractor or Contractor Agents in providing the Services.

“Oncor Wrongful Act” shall have the meaning set forth in Section 10.05.

“Open Source Components” shall have the meaning set forth in Section 3.07(b).

“OSHA” shall mean the Occupational Safety & Health Administration and any successor Governmental Authority thereto.

“Other Services” shall have the meaning set forth in Section 3.02(a)(ii).

“Out-of-Pocket Expenses” shall mean reasonable, documented and actual out-of-pocket expenses incurred by Contractor in performing its obligations under this Agreement, but not including Contractor’s overhead expenses (or allocations thereof), administrative expenses or other mark-ups.

“Parties” shall mean Oncor and Contractor.

“Party” shall mean Oncor or Contractor, as applicable.

“Pass-Through Expenses” shall mean the Contractor expenses which Oncor has agreed to pay directly or reimburse Contractor for on an Out-of-Pocket Expenses basis.

“Performance Credit Percentage” shall mean the [*****].

[*****].

“Performance Credits” shall mean [*****].

[*****].

“Procedures Manual” shall have the meaning set forth in Section 11.02.

“Proposed Services” shall have the meaning set forth in Section 3.01.

[*****].

[*****].

“Relevant Year” shall have the meaning set forth in Section 2.04.

“Renewal Work Request Term” shall have the meaning set forth in Section 2.03.

“Reporting Window” shall mean the timeframe during, or frequency by, which a Service Level is measured for the informational purposes of the reports provided pursuant to Section 3.14, as set forth in the column headed “Reporting Window” on Schedule B.1.

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SCHEDULE A

MASTER AGREEMENT

“Required Consents” shall have the meaning set forth in Section 9.01.

“Right of Way” or “ROW” shall mean the space (ground and/or aerial) for which the utility has rights for the construction, operation and maintenance of the Electrical System, including the pruning distance necessary for clearances. This space may be fee owned, a franchise utility easement, used pursuant to a verbal or written agreement with landowner or a documented easement with landowner or prescriptive rights. This also includes gates, barriers, culverts, roads and vehicle access.

“Rolling Forecast” shall have the meaning set forth in Section 2.04(b).

“Service Area” shall mean each of the substantive areas in which Contractor provides Services, which consist of the following categories: (1) the transmission construction and maintenance services or “TCM” and (2) the distribution construction and maintenance services or “DCM”.

“Service Level Default” shall mean any failure by Contractor at any time to perform the Services so as to meet or exceed [*****].

“Service Levels” shall mean the service levels and standards for performance set forth in Schedule B.1.

“Services” shall have the meaning set forth in Section 3.02(a)(iii). Except as otherwise expressly provided in this Agreement, references to Services shall be read and understood to mean Services and Work Product.

“Specifications” shall mean the specifications set forth in the applicable Work Request or such other specifications agreed upon by the Parties, which may include environmental and safety requirements.

[*****].

“Storm Events” shall mean [*****].

“Substantially Installed” shall have the meaning set forth in Section 4.02(e).

“Substation” shall mean one or more of the following: transmission switching station; generating switching station; generation/transmission switching stations; distribution step-down substation; transmission/distribution step-down substation; and in each case includes site related items, switchyard items, control building items, protection, control and metering items, auxiliary items, and communications items.

“System Emergency Restoration Plan” shall mean a plan for restoring to Oncor’s customers those services that are impaired by an Emergency Event.

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SCHEDULE A

MASTER AGREEMENT

“Tangible Materials” shall mean physical objects or substances together with all attachments, modifications, enhancements, improvements, documentation thereto and Upgrades thereof.

“Taxes” shall mean all sales, lease, stamp, service, value-added, lease, use, personal property, excise, consumption and other taxes and duties, however designated or levied.

“Termination Assistance Period” shall mean each period of time, as designated by Oncor, commencing on the date that Oncor notifies Contractor under Section 22.01 that there shall be an Assistance Event and continuing for up to [*****] after the commencement of such Assistance Event, as designated by Oncor, during which period Contractor shall provide the Termination Assistance Services.

[*****].

“Termination Assistance Services” shall mean (a) the Services (including the terminated, insourced, resourced or expired Services and, in each case, any replacements thereof or supplements thereto), to the extent Oncor requests such Services during a Termination Assistance Period, (b) Contractor’s cooperation with Oncor and Oncor’s designee(s) in the transfer of the Services (or replacement or supplemental services) to Oncor or Oncor’s designee(s) and (c) any new services requested by Oncor in order to facilitate the transfer of the Services (or replacement or supplemental services) to Oncor or Oncor’s designee(s).

[*****].

“Transition Period” shall have the meaning set forth in Section 3.03(b).

“Transition Plan” shall have the meaning set forth in Section 3.03(b).

“Transition Services” shall have the meaning set forth in Section 3.03(a).

“Transmission Lines” shall mean Transmission Overhead Lines, Transmission Underground Lines and ROW.

“Transmission Overhead Line” shall mean the following components: structures (includes lattice structures, wood, concrete, steel tower and steel pole), wire, insulators, hardware, foundations, grounding, lightning shielding, fiber optic communication paths, guys, anchors, aerial marker balls, aerial lights, cathodic protection, surge arrestors, wildlife protection, switches, motor operators, SCADA, automatic sectionalizing equipment, and other associated components.

[*****].

“Transmission System” shall mean the electric grid encompassing Transmission Lines and Substations.

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MASTER AGREEMENT

“Transmission Underground Line” shall mean the following components: underground transmission cable, terminations, termination Substation items, duct banks, pumping stations, cathodic protection, and other associated components.

[*****].

[*****].

“Two Year Period” shall have the meaning set forth in Section 2.04(a).

“Unit” shall mean pre-defined work activities comprising a Service or Services, as described on Schedule C.1.

“Unit Price” shall mean the price for a Unit, as set forth on Schedule C.1.

“Upgrade” shall mean (a) any change that extends the usefulness or performance of any item (including any improvement, update, renovation, enhancement or addition) and (b) any replacement or new model, version or release of any item.

“Utility Facilities” shall mean all resources used to provide electric transmission and distribution services, including Substations.

“Vehicles” shall mean motorized transportation including cars, trucks, and buses.

“Work Product” shall mean any Materials, Equipment, structures and other resources, in each case together with all Components, modifications, enhancements, improvements, documentation thereto and Upgrades thereof, that are (a) acquired, obtained, made, created, built, constructed, developed, implemented, designed, integrated, installed and/or tested by Contractor as part of the Services and (b) intended to be delivered or transferred to Oncor as part of the Services, or that are paid for entirely by Oncor. For the avoidance of doubt, any Materials, Equipment, structures and other resources, in each case together with all Components, modifications, enhancements, improvements, documentation thereto and Upgrades thereof, that are attached to or incorporated into Oncor’s system as part of the Services shall constitute Work Product. Work Product does not include any Excluded Contractor Materials.

“Work Request” shall mean a written or electronic supplement to this Master Agreement in a format designated by Oncor, which identifies Services to be performed.

“Work Request Commencement Date” shall mean the date on which Contractor shall begin to provide Services as set forth in the applicable Work Request.

“Work Request Effective Date” for a Work Request shall mean the effective date of the Work Request as set forth in the Work Request.

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SCHEDULE A

MASTER AGREEMENT

“Work Site” shall mean any location at which a Service is performed, including easements and other Right of Ways.

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SCHEDULE B

MASTER AGREEMENT

SERVICE LEVELS

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SCHEDULE B.1

MASTER AGREEMENT

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SCHEDULE B.2

MASTER AGREEMENT

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SCHEDULE C

MASTER AGREEMENT

FEES

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 10 pages omitted.

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SCHEDULE C.1

MASTER AGREEMENT

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 277 pages omitted.

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SCHEDULE D

MASTER AGREEMENT

ONCOR POLICIES AND STANDARDS

1.	All American National Standards Institute Items

2.	All Association of Edison Electric Companies Items

3.	All American Society for Testing and Materials Items

4.	All Electric Reliability Council of Texas Items

5.	All Institute of Electrical and Electronics Engineers

6.	All National Electrical Safety Code Items

7.	All National Electrical Manufacturers Association Items

8.	All North American Electric Reliability Council Items

9.	All Nuclear Regulatory Commission Items

10.	All Oncor Incident Command System Procedures

11.	Oncor CableCURE Guidelines

12.	Capital Maintenance Manual

13.	COMP Inspection Guidelines

14.	Conductor Loading Guidelines

15.	Construction Specification for Transmission Line and Substation

16.	Environmental Rules and Regulations Governing Oncor Electric Delivery Company Maintenance and Construction Projects Memoranda

17.	Contractor Pump/Band and Back Haul Procedures

18.	Dielectric Fluids Manual

19.	Distribution Material & Equipment Specifications

20.	Distribution Overhead Construction Manual

21.	Distribution Underground Construction Manual

CONFIDENTIAL

Execution Copy

SCHEDULE D

MASTER AGREEMENT

22.	Electric Service Guidelines Book

23.	Environmental Distribution Equipment Guidelines

24.	Environmental Memoranda

25.	Guidelines for Counting Electric Locations

26.	IEEE Guide for Power Distribution System Reliability Indices

27.	ISA-International Society of Arboriculture (www.ISA-arbor.com) Guidelines

28.	Oncor Locating Activities Tolerance Zone Guidelines

29.	National Electrical Safety Code (IEEE Standard Number C2-2002)

30.	Oncor Electric Delivery Contractor Safety Handbook

31.	Oncor Electric Delivery Distribution Safety Handbook

32.	Oncor Electric Delivery Distribution VM Guidelines

33.	Oncor Electric Delivery Environmental Guidelines for Small Scale Construction Maintenance Projects

34.	Oncor Electric Delivery Environmental Guidelines for Vegetation Maintenance on Rights-of-Way and Company Facilities

35.	Oncor Electric Delivery Tariff for Retail Delivery Service

36.	Oncor Electric Delivery Transmission VM Guidelines

37.	Oncor Electric Delivery Electric Distribution Standards

38.	Oncor Electric Delivery Migratory Bird Nest Removal Guidelines

39.	Oncor Electric Delivery ROW Clearing Standards for Line Construction

40.	Oncor Electric Delivery Substation and Transmission Line Maintenance Job Plans

41.	Oncor Electric Delivery Treated Wood Guidelines; Construction/Maintenance Projects

42.	Oncor Electric Delivery Distribution Underground Construction Standards

43.	Oncor Electric Delivery Metering Handbook

CONFIDENTIAL

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SCHEDULE D

MASTER AGREEMENT

44.	Open Wire Secondary Program

45.	PFMP Guidelines

46.	Pole Maintenance Program

47.	PUCT Terms and Conditions of Retail Delivery Service Provided by Investor Owned Transmission and Distribution Utilities

48.	Spill Clean Up Contract Services Guidance Manual

49.	Spill Prevention, Control and Countermeasure (SPCC) Plan and Oil Pollution Prevention and Response Regulation (40 CFR 112) Guidance Manual

50.	System Protection Relaying Philosophies

51.	Texas Forest Service Oak Wilt Guidelines

52.	Transmission Contractor Safety Handbook

53.	Transmission Employee Safety Handbook

54.	Transport Services Manual

55.	TXU Employee Handbook

56.	UAA-Utility Arborist Association (www.utilityarborist.org) Guidelines

57.	Wood Pin Replacement Program

58.	Work Resources Policy Manual

59.	40 CFR Part 761, PCB Regulations

60.	40 CFR Part 112, Spill Prevention Control and Countermeasure Plans Regulations

61.	Title 49, Code of Federal Regulations, Department of Transportation Regulations

62.	30 TAC Part 1, Chapter 327, Spill Prevention and Control

63.	TXDOT Regulations

64.	OSHA Regulations

CONFIDENTIAL

Execution Copy

SCHEDULE E

MASTER AGREEMENT

INSURANCE

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 3 pages omitted.

E - 1

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SCHEDULE F

MASTER AGREEMENT

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

F - 1

Execution Copy

SCHEDULE G

MASTER AGREEMENT

MANAGED CONTRACTS

The Parties acknowledge and agree that there are no Managed Contracts as of the Master Effective Date.

CONFIDENTIAL

G - 1

Execution Copy

SCHEDULE H

MASTER AGREEMENT

REPORTS

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 5 pages omitted.

H - 1

Execution Copy

SCHEDULE J

MASTER AGREEMENT

KEY PERSONNEL

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 3 pages omitted.

J - 1

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SCHEDULE K

MASTER AGREEMENT

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 9 pages omitted.

K - 1

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SCHEDULE M

MASTER AGREEMENT

APPROVED CONTRACTOR AGENTS

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 6 pages omitted.

M - 1

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SCHEDULE N

MASTER AGREEMENT

AUDITING PROCEDURES

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 2 pages omitted.

N - 1

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SCHEDULE O

MASTER AGREEMENT

TEXAS DIRECT PAYMENT EXEMPTION CERTIFICATION

State of Texas

Direct Payment Exemption Certificate

Limited Sales, Excise, and Use Tax

Direct payment authorization number: 1-75-2967830-6 Oncor Electric Delivery Company LLC

Oncor Electric Delivery Company LLC, hereinafter referred to as COMPANY, hereby claims exemption from the payment of state, city, county, SPD, MTA and/or CTD sales and/or use taxes upon its purchase of taxable items and/or services from:

CONTRACTOR:	[ ]
Address:	[ ]
City, State, Zip:	[ ]

Description of items and/or services purchased under Contract No. [                    ]:

[Add description of relevant Services here.]

This certificate will remain in effect until the expiration date of the above contract.

This certificate does not cover:

[*****].

CONTRACTOR agrees not to permit others (including its contractors and repairmen) to use this direct payment authorization to purchase material tax free.

COMPANY agrees to accrue and pay the tax to the Comptroller of Public Accounts as required by statute.

Permit holder: Oncor Electric Delivery Company LLC

Authorized Signature/Date:

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

O - 1

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SCHEDULE P

MASTER AGREEMENT

EXCLUDED CONTRACTOR MATERIALS

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

P - 1

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SCHEDULE Q

MASTER AGREEMENT

COMMITTED WORK

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Q - 1

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SCHEDULE R

MASTER AGREEMENT

TERMINATION FOR CONVENIENCE CHARGE

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 2 pages omitted.

R - 1

Execution Copy

SCHEDULE S

MASTER AGREEMENT

AGREEMENT DATE CONDITIONS

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

S - 1

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SCHEDULE T

MASTER AGREEMENT

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 4 pages omitted.

T - 1

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SCHEDULE U

MASTER AGREEMENT

[*****].

CONFIDENTIAL

[*****]Confidential material redacted and filed separately with the Securities and Exchange Commission.

Approximately 4 pages omitted.

U - 1